M

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

SEAWORLD ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11.

6240 Sea Harbor Drive

Orlando, Florida 32821

May 1, 2023

Dear Fellow Stockholders:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of SeaWorld Entertainment, Inc. (the “Annual Meeting”) to be held on Tuesday, June 13, 2023 at 11:00 a.m., Eastern Daylight Saving Time. For your convenience, we are pleased that the Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/SEAS2023.

As permitted by the rules of the Securities and Exchange Commission, we are also pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites stockholders’ receipt of the materials, lowers the costs of the Annual Meeting and conserves natural resources. We sent a Notice of Internet Availability of Proxy Materials on or about May 1, 2023 to our stockholders of record at the close of business on April 18, 2023. The notice contains instructions on how to access our Proxy Statement and 2022 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Thank you for your continued support of SeaWorld Entertainment, Inc.

Sincerely,

Scott Ross

Chairperson of the Board of Directors

Marc Swanson

Chief Executive Officer

6240 Sea Harbor Drive

Orlando, Florida 32821

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2023

Notice is hereby given that the 2023 Annual Meeting of Stockholders of SeaWorld Entertainment, Inc. (the “Annual Meeting”) will be held on Tuesday, June 13, 2023 at 11:00 a.m., Eastern Daylight Saving Time. You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SEAS2023. You will need to have your 16-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. The Annual Meeting will be held for the following purposes:

(1)
To elect the nine director nominees listed herein.
(2)
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.
(3)
To approve, in a non-binding advisory vote, the compensation paid to the named executive officers.
(4)
To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Stockholders of record at the close of business on April 18, 2023 are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held at that time. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting at our principal executive offices at 6240 Sea Harbor Drive, Orlando, Florida 32821, and electronically during the Annual Meeting at www.virtualshareholdermeeting.com/SEAS2023 when you enter your 16-Digit Control Number.

You have three options for submitting your vote before the Annual Meeting:

•
Internet, through computer or mobile device such as a tablet or smartphone;
•
Telephone; or
•
Mail.

Please vote as soon as possible to record your vote promptly, even if you plan to attend the Annual Meeting via the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Tuesday, June 13, 2023: The Proxy Statement and 2022 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2022, are available at www.proxyvote.com. In addition, a list of stockholders entitled to vote at the Annual Meeting will be available electronically during the Annual Meeting at www.virtualshareholdermeeting.com/SEAS2023 when you enter your 16-Digit Control Number.

By Order of the Board of Directors,

G. Anthony (Tony) Taylor

Corporate Secretary

May 1, 2023

6240 Sea Harbor Drive

Orlando, Florida 32821

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2023

General Information

Why am I being provided with these materials?

We have made these proxy materials available to you via the Internet or, upon your request, have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of SeaWorld Entertainment, Inc. (the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held on June 13, 2023 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. D.F. King & Co., directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares via the Internet in accordance with the instructions at www.virtualshareholdermeeting.com/SEAS2023.

What am I voting on?

There are three proposals scheduled to be voted on at the Annual Meeting:

•
Proposal No. 1: Election of the nine director nominees listed in this Proxy Statement (the “Nominee Proposal”).
•
Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023 (the “Ratification Proposal”).
•
Proposal No. 3: Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers (the “Say-on-Pay Proposal”).

Who is entitled to vote?

Stockholders as of the close of business on April 18, 2023 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 63,886,889 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•
Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”);
•
Held for you in an account with a broker, bank or other nominee (shares held in “street name”)—Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares; and
•
Held for you by us as restricted shares (whether vested or non-vested) under any of our stock incentive plans.

What constitutes a quorum?

The holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” that are present and entitled to vote are also counted for purposes of determining a quorum. However, as described below under “How are votes counted?”, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).

What is a “broker non-vote”?

A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange interpretations that govern broker non-votes, each of the Nominee Proposal and Say-on-Pay Proposal are considered non-discretionary matters and a broker will lack the authority to vote shares at their discretion on such proposals. The Ratification Proposal is considered a discretionary matter and a broker will be permitted to exercise their discretion.

How many votes are required to approve each proposal?

With respect to the election of the Nominee Proposal, each director is elected at the Annual Meeting by the vote of the majority of the votes cast with respect to such director’s election, which means that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election. If any incumbent director nominee fails to receive a majority of the votes cast in an uncontested election, our bylaws require that such person offer to tender his or her resignation to the Board and that the Nominating and Corporate Governance Committee make a recommendation to the Board on whether to accept or reject such resignation or whether other action should be taken.

With respect to the Ratification Proposal and the Say-on-Pay Proposal, approval of each proposal requires a vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the proposal.

While the Say-on-Pay Proposal is advisory in nature and non-binding, the Board will review the voting results and expects to take it into consideration when making future decisions regarding executive compensation.

How are votes counted?

With respect to the Nominee Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions and broker non-votes will have no effect on the outcome of the Nominee Proposal.

With respect to the Ratification Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will be counted as a vote “AGAINST” the Ratification Proposal.

With respect to the Say-on-Pay Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstentions will be counted as a vote “AGAINST” the Say-on-Pay Proposal. Broker non-votes will have no effect on the outcome of the Say-on-Pay Proposal.

If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee listed herein and “FOR” the other proposals as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Who will count the vote?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and representatives of Broadridge will act as inspectors of election.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•
“FOR” each of the nominees to the Board set forth in this Proxy Statement.
•
“FOR” the Ratification Proposal.
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“FOR” the Say-on-Pay Proposal.

How can I attend and vote at the Annual Meeting?

We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SEAS2023. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•
Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SEAS2023;
•
Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/SEAS2023 on the day of the Annual Meeting;
•
Webcast starts at 11:00 a.m. Eastern Daylight Saving Time;
•
Stockholders may vote and submit questions while attending the Annual Meeting via the Internet; and
•
You will need your 16-Digit Control Number to enter the Annual Meeting.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We believe that holding the Annual Meeting online provides the opportunity for participation by a broader group of stockholders while reducing environmental impacts and the costs associated with planning, holding and arranging logistics for in-person meeting proceedings.

We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

•
providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;
•
providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and
•
answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

How can I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•
By Internet—If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice or your proxy card in order to vote by Internet.
•
By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice or your proxy card in order to vote by telephone.

•
By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Saving Time on June 12, 2023 for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than June 12, 2023.

What does it mean if I receive more than one Notice on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice you receive.

May I change my vote or revoke my proxy?

You may change your vote and revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), by providing a written notice of revocation to the Company’s Corporate Secretary at SeaWorld Entertainment, Inc., 6240 Sea Harbor Drive, Orlando, Florida 32821 prior to your shares being voted, or by attending the Annual Meeting via the Internet and voting. Attendance at the meeting via the Internet will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instruction it has provided, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting via the Internet and voting.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. The Company has also retained D.F. King & Co. to assist with the solicitation of proxies for a fee not to exceed $7,500, plus reimbursement for out-of-pocket expenses.

Proposal No. 1—Election of Directors

The entire Board will be elected at the 2023 Annual Meeting of Stockholders.

The Company entered into a stockholders agreement with Hill Path Capital LP (“Hill Path”) (the “Stockholders Agreement”) that became effective May 29, 2019. Under the Stockholders Agreement, for so long as Hill Path owns at least 5% of the Company’s outstanding common stock, it will have the right to designate a number of individuals as directors (the “Hill Path Designees”) in proportion to its share ownership (rounded up or down as applicable to the nearest whole number), provided that the maximum number of Hill Path Designees shall not exceed three. Currently, Hill Path owns approximately 42.6% of the Company’s outstanding common stock and accordingly, is entitled to designate up to three Hill Path Designees to the Board. Two directors designated by Hill Path may be affiliated with Hill Path and, subject to the independence standards of the New York Stock Exchange, there shall be one Hill Path Designee on each committee of the Board, as determined by Hill Path and subject to the approval of the Nominating and Corporate Governance Committee. Scott Ross and James Chambers are the current Hill Path Designees.

Based on the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors has considered and nominated the following slate of nominees for a one-year term expiring in 2024: Ronald Bension, James Chambers, William Gray, Timothy Hartnett, Yoshikazu Maruyama, Thomas E. Moloney, Neha Jogani Narang, Scott Ross and Kimberly Schaefer. Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) attached to this proxy statement intend to vote the proxies held by them for the election of Ronald Bension, James Chambers, William Gray, Timothy Hartnett, Yoshikazu Maruyama, Thomas E. Moloney, Neha Jogani Narang, Scott Ross and Kimberly Schaefer. If any of the nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

Nominees for Election to the Board of Directors in 2023

The following information describes the offices held, other business directorships of each director nominee and their ages as of the record date. In addition, each of our director nominees maintains a significant ownership interest in the Company in accordance with our stock ownership policy for directors, which is described below under “Director Compensation for Fiscal 2022―Stock Ownership Guidelines.” Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below.

Nominees for Election:
Name	Age	Principal Occupation and Other Information

Scott Ross Committees Compensation (Chair) Nominating and Corporate Governance Revenue	43

Scott Ross has been a director of the Company since November 2017 and has served as Chairman of the Board since July 2019. Mr. Ross is the Founder and Managing Partner of Hill Path Capital LP, a private investment firm. Prior to founding Hill Path, Mr. Ross served as a Partner at Apollo Global Management LLC (“Apollo”), a firm he joined in 2004, where he focused on private equity and debt investments in the lodging, leisure, entertainment, consumer and business services sectors. Prior to that, Mr. Ross was a member of the Principal Investment Area in the Merchant Banking Division of Goldman, Sachs & Co. and a member of the Principal Finance Group in the Fixed Income, Currencies, and Commodities Division of Goldman, Sachs & Company. Mr. Ross was employed by Shumway Capital Partners from August 2008 to September 2009. Mr. Ross previously served on the board of directors of Diamond Eagle Acquisition Corp., Great Wolf Resorts, Inc., EVERTEC, Inc. and CEC Entertainment, Inc. (parent company of Chuck E. Cheese’s and Peter Piper Pizza). Mr. Ross graduated magna cum laude from Georgetown University in 2002 with a B.A. degree in Economics and was elected to Phi Beta Kappa.

Ronald Bension Committees Revenue	68

Ronald Bension has been a director of the Company since April 2016. Mr. Bension has served as President and Chief Executive Officer of ASM Global since March 2021. ASM Global is a leading provider of innovative venue services and live experiences with a portfolio of more than 325 venues on five continents including arenas, stadiums, convention and exhibition centers, and performing arts venues. Prior to joining ASM Global, Mr. Bension was with Live Nation Entertainment, Inc. for 10 years serving as President of Venue Nation where he oversaw the operation of 120 clubs, theaters, and amphitheaters around the country. Before joining Live Nation, Mr. Bension held principal roles as Chief Executive Officer of TicketsNow.com, Gameworks, LLC and Tickets.com. Mr. Bension also served as Chairman and Chief Executive Officer of Universal Studios Recreation Group, a unit of Universal Studios, from 1990 to 1996, where he oversaw their multi-billion dollar expansion programs in Hollywood, Orlando and Osaka, Japan. He currently serves as a Trustee at Art Center College of Design in Pasadena and holds a Bachelor of Science in Criminal Justice from California State University, Los Angeles.

James Chambers Committees Compensation Nominating and Corporate Governance (Chair) Revenue	37

James Chambers has been a director of the Company since June 2019. Mr. Chambers has been a Partner at Hill Path Capital LP, since 2016. From 2009 to 2016, Mr. Chambers was a Principal at Apollo where he worked on a wide range of transactions across a variety of industries. Prior to Apollo, Mr. Chambers was an analyst in the Consumer Retail Group in the Investment Banking Division of Goldman Sachs & Co. Mr. Chambers has served on the board of directors of Dave & Buster’s Entertainment, Inc. since December 2020. Mr. Chambers has previously served on the board of directors of Great Wolf Resorts, Inc., CEC Entertainment Inc. (the parent company of Chuck E. Cheese's), Principal Maritime Tankers Corp. and Principal Chemical Carriers, LLC. Mr. Chambers graduated from Duke University in 2007 with a B.A. in Political Science and a Certificate in Markets and Management.

William Gray Committees Audit Nominating and Corporate Governance Revenue	71

William Gray has been a director of the Company since December 2014. He currently serves as Co-Founder and Executive Director of Hulls Highway Consulting, a Connecticut-based consulting company, which he co-founded in 2011. Mr. Gray has been a Senior Advisor to The Blackstone Group Inc. since 2010. Mr. Gray served as Co-Chief Executive Officer and Vice Chairman of Ogilvy North America of Ogilvy & Mather Worldwide from 2005 to 2009. Mr. Gray served as the President of Ogilvy Mather Advertising New York from 1997 to 2005. He joined Ogilvy & Mather, Inc. in 1978 as an Assistant Account Executive. Mr. Gray served on the boards of Crocs, Inc. from 2018 to 2020, Harleysville Group Insurance from 2007 to 2011, HealthMarkets, Inc. from 2013 to 2019, the board of trustees of The Century Family of Mutual Funds from 2006 to 2018 and the board of directors of Zinio Publishing Group from 2011 to 2014. He has also been a trustee of the New York Public Library since 1997. He received his MBA from the University of Virginia’s Darden School and a BA from Harvard College.

Timothy Hartnett Committees Audit	57

Timothy Hartnett has been a director of the Company since December 2020. Mr. Hartnett has served as Chief Executive Officer of New Roc Management, a consulting firm focused on providing asset management and operational services and advice to a high net worth family since 2018. Mr. Hartnett has also served as Chief Executive Officer of White Fall Advisors, a consulting firm focused on providing financial and operational advice to various entities since 2016. From 2013 to 2016, Mr. Hartnett served as the Chief Executive Officer of HRS Management, a family office. Prior to that, Mr. Hartnett served as a Global Private Equity leader and held various other roles of increasing responsibility at PricewaterhouseCoopers during his tenure from 1998 to 2013. Mr. Hartnett received a B.A. in Accounting from Boston College, an M.B.A. in Finance from Columbia Business School and is a Certified Public Accountant (inactive).

Yoshikazu Maruyama Committees Compensation Revenue (Chair)	52

Yoshikazu Maruyama has been a director of the Company since June 2017 and served as Chairman of the Board from September 2017 until July 2019. Since May 2019, Mr. Maruyama has served as Chief Executive Officer and director of TOCA Football, Inc., a California-based, global soccer experiences company. Prior to that, he provided consulting services in the leisure industry, including to Zhonghong Zhuoye Group Co., Ltd., a real estate development and diversified leisure and tourism company in Asia from March 2017 to April 2018. Prior to that, Mr. Maruyama served as Global Head of Location Based Entertainment for DreamWorks Animation SKG, where he served from August 2010 until March 2017. From June 2004 to January 2009, he served as Chief Strategy Officer and was elected to the Board of Directors of USJ Co., Ltd, owner and operator of Universal Studios Japan theme park. Mr. Maruyama held multiple positions at Universal Parks and Resorts from June 1995 to June 2004, including as Senior Vice President of International Business Development and Vice President of Strategic Planning. Mr. Maruyama also served as a Financial Analyst at J.P. Morgan & Co. from July 1992 to June 1995. Mr. Maruyama holds a Bachelor of Science degree in Operations Research from Columbia University. Mr. Maruyama also serves on the board of Make-A-Wish Greater Los Angeles, a nonprofit organization.

Thomas E. Moloney Committees Audit (Chair) Compensation	79

Thomas E. Moloney has been a director of the Company since January 2015. Mr. Moloney served as the interim Chief Financial Officer of MSC—Medical Services Company (“MSC”) from December 2007 to March 2008. He retired as the Senior Executive Vice President and Chief Financial Officer of John Hancock Financial Services, Inc. in December 2004. He had served in that position since 1992. Mr. Moloney served in various other roles at John Hancock Financial Services, Inc. during his tenure from 1965 to 1992, including Vice President, Controller, and Senior Accountant. Mr. Moloney also previously served as a director of MSC from 2005 to 2012. Mr. Moloney also served on the Board of Directors of Genworth Financial, Inc. from 2009 to 2021. Mr. Moloney is on the boards of Nashoba Learning Group and the Boston Children’s Museum (past Chairperson), both non-profit organizations. Mr. Moloney formerly served on the boards of Manulife International Board (Singapore), Nypro, Inc., 5 Star Life Insurance Company, and Shawmut Design and Construction Company. Mr. Moloney received a B.A. in Accounting from Bentley University and holds an Executive Masters Professional Director Certification (Silver Level) from the American College of Corporate Directors.

Neha Jogani Narang Committees Revenue	39

Neha Jogani Narang has served as a director of the Company since November 2019. Since August 2021, she has served as Vice President of Global Marketing at Roblox Corporation, a global platform for immersive experiences and user generated content. Prior to that, she served as the Chief Marketing Officer at Hello Mobile, Inc. d/b/a True, an early-stage private social app, from November 2020 through April 2021 and continued to serve as an advisor to the company until August 2021. Ms. Narang also founded G2M Consulting, LLC where she has been supporting companies as a marketing expert and interim Chief Marketing Officer consultant since 2018. Prior to that, Ms. Narang was a marketing leader at Facebook from 2011 to 2017, where she most recently led Global Developer Marketing and Consumer Product Marketing. Prior to joining Facebook, Ms. Narang was a consultant at The Boston Consulting Group from 2010 to 2011 and was a consultant at Cornerstone Research from 2005 to 2008. Ms. Narang holds a Master of Business Administration from Stanford University Graduate School of Business and a bachelor’s degree from University of Southern California. Ms. Narang also serves on the Board of Directors (governance co-chair) of the Boys and Girls Clubs of San Francisco, a nonprofit organization.

Kimberly Schaefer Committees Audit Revenue	57

Kimberly Schaefer has been a director of the Company since December 2020. Ms. Schaefer has served as Chief Executive Officer and a director of Alpine Acquisition Corporation, a Delaware blank Check company, since February 2021 and August 2021, respectively. Since 2020, Ms. Schaefer has been the Chief Executive Officer of Two Bit Circus, Inc., an experiential entertainment company, previously serving as President from 2017 to 2019 and as a consultant from 2015 to 2016. She has also served as an Advisor to Alpine Consolidated since 2018. From 2009 to 2015, Ms. Schaefer served as Chief Executive Officer and a director of Great Wolf Resorts, Inc. Prior to being appointed their Chief Executive Officer, Ms. Schaefer served as Chief Operating Officer/Chief Brand Officer from 2005 to 2008. Ms. Schaefer has served on the board of Hall of Fame Resort & Entertainment since July 2020 and served on the board of Education Realty Trust from 2016 to 2018. Ms. Schaefer graduated from Edgewood College with a B.A. in Accounting and is a Certified Public Accountant (inactive).

Board Skills and Diversity

Our Board of Directors is highly talented and diverse. The following matrix provides information regarding the members of our Board, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which our Board believes are relevant to our business or industry. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board.

Ronald Bension	James Chambers	William Gray	Timothy J. Hartnett	Yoshikazu Maruyama	Thomas E. Moloney	Neha Jogani Narang	Scott Ross	Kimberly Schaefer
Independent Board Member	X	X	X	X	X	X	X	X	X
Knowledge, Skills and Experience									
Finance or Financial Services	X	X	X	X	X	X		X	X
Theme Park / Entertainment / Leisure	X	X	X	X	X		X	X	X
Accounting knowledge and/or CPA	X	X	X	X		X		X	X
Information Technology /Technology Strategy	X		X	X		X		X	X
Marketing	X	X	X	X	X		X	X	X
Corporate Finance / Mergers & Acquisitions	X	X	X	X	X	X		X	X
Retail / Merchandise / Culinary / Hospitality	X	X	X	X				X	X
International	X	X	X	X	X	X	X	X	
Risk Management	X	X	X	X		X		X	X
Digital	X		X				X	X	X
Legal	X	X	X	X		X		X	X
Public Affairs	X	X	X			X		X	X
Human Capital Management	X	X	X	X	X	X		X	X
Business Transformation	X		X	X	X	X		X	X
Crisis Management	X	X	X			X	X	X	X
Executive Leadership	X	X	X	X	X	X	X	X	X
Diversity, Equity & Inclusion	X	X	X	X	X		X	X	X
Strategic Planning / Strategic Management	X		X	X	X	X	X	X	X
Operations / Operational experience	X		X	X	X	X		X	X
Real Estate	X		X					X	X
Demographics									
Race/Ethnicity									
White	X		X	X		X		X	X
Black or African American		X							
Asian					X		X		
Gender									
Male	X	X	X	X	X	X		X	
Female							X		X

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE

ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

The Board of Directors and Certain Governance Matters

Our Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Revenue Committee and such other special or ad hoc committees as it determines appropriate from time-to-time.

Our Board evaluates the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interests of our stockholders. The Company has adopted a majority voting standard for director elections and all directors are elected annually.

Engagement with Stockholders

Our Board and management value the perspectives of our stockholders and work to provide our stockholders with continuous and meaningful engagement. During 2022, outreach to our stockholders was a priority for our Board of Directors and management team. We held one-on-one meetings with stockholders and potential investors from the United States as well as overseas. In addition, we have calls with stockholders on a regular basis, review correspondence submitted by stockholders to management and/or the Board and have discussions with proxy advisory services on various topics including implementing best practices in executive compensation and corporate governance. The Board and its committees received regular feedback on these meetings.

Our Board has also proactively taken steps to continue to ensure best governance practices, refresh its membership, and deepen its relevant experience, including:

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having a majority voting standard for uncontested director elections;
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establishing compensation plans which emphasize longer term performance-based compensation and provide a more balanced scorecard of performance metrics;
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requiring, unless restricted by any legal, contractual or other obligations, that the pools of candidates to be considered by the Nominating and Corporate Governance Committee and/or the Board for nomination to our Board include candidates with diversity of race, ethnicity and / or gender;
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increasing board diversity (see Board Skills and Diversity table above); and
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having an independent Chairman of the Board and a Lead Director of the Board.

Our Board and management value the perspectives of our stockholders and work to provide our stockholders with continuous and meaningful engagement. Consistent with our approach of proactively engaging stockholders, in the second half of 2022 and during the first quarter of 2023, we continued our strategic stockholder engagement program with investors focused on compensation and governance issues. Various members of management, the Compensation Committee and the Compensation Committee's independent compensation consultant participated in calls with stockholders. Through this process, we reached out to stockholders that we believe represent our top 20 largest stockholders, representing greater than 80% of our outstanding shares. We engaged with stockholders representing over 65% of our outstanding shares, including six of our top ten largest stockholders. Our largest stockholder has two representatives on our Compensation Committee and one of its representatives serves as Chairman of the Compensation Committee.

Communications with the Board

As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chairperson of the Audit, Compensation, Nominating and Corporate Governance or Revenue Committees or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the General Counsel of the Company, 6240 Sea Harbor Drive, Orlando, Florida 32821. Such communications may be done confidentially or anonymously.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.

The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines (which may be found on the Corporate Governance page of the Investor Relations section on our website at www.seaworldentertainment.com), the Board of Directors will consider all relevant facts and circumstances in making an independence determination. The Board’s policy is to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the independence guidelines, the Board will determine in its judgment whether such relationship is material.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that each of Messrs. Ross, Bension, Chambers, Gray, Hartnett, Maruyama, Moloney, and Mmes. Narang and Schaefer is independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and for purposes of applicable NYSE standards, including with respect to committee service. Our Board has also determined that each member of our Audit Committee (Messrs. Gray, Hartnett and Moloney and Ms. Schaefer) is “independent” for purposes of NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of our Compensation Committee (Messrs. Ross, Chambers, Maruyama and Moloney) is “independent” for purposes of NYSE listing standards and Section 10C(a)(3) of the Exchange Act.

Board Structure

In July 2019, the Board elected Mr. Scott Ross to serve as Non-Executive Chairman of the Board. Our Corporate Governance Guidelines provide for the position of Lead Director whenever the Chairman of the Board is also the Chief Executive Officer or is a director who does not otherwise qualify as an independent director, or the Board otherwise determines it is appropriate to elect a Lead Director. In accordance with our Corporate Governance Guidelines, the Lead Director is responsible for helping to assure appropriate oversight of Company management by the Board and optimal functioning of the Board. The independent directors elect the Lead Director from among the independent directors. A more complete description of the role of Lead Director is set forth in our Corporate Governance Guidelines. In June 2022, the Board elected Mr. Timothy Hartnett to serve as Lead Director of the Board. The Chief Executive Officer position is separate from the Chairman position. In May 2021, the Board appointed Marc G. Swanson to serve as Chief Executive Officer of the Company.

Our Board believes that this leadership structure is appropriate for us at this time as this structure encourages the free and open dialogue of competing views and provides for strong checks and balances.

Board Committees and Meetings

The following table summarizes the current membership of each of the Board’s standing committees as of April 18, 2023.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Revenue Committee
Scott Ross		X, Chair	X	X
Ronald Bension				X
James Chambers		X	X, Chair	X
William Gray	X		X	X
Timothy Hartnett	X
Yoshikazu Maruyama		X		X, Chair
Thomas E. Moloney	X, Chair	X
Neha Jogani Narang				X
Kimberly Schaefer	X			X

All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. Six of the directors then on the Board attended the Company’s 2022 Annual Meeting of Stockholders. Our Board is active and engaged and holds a significant number of Board and committee meetings during the course of a year. The Company believes that it in general holds more Board and committee meetings than most other similar public companies. During 2022, in order to assist the Company in its continued recovery from the impacts of the COVID-19 pandemic and other macroeconomic factors, the Board held 34 meetings, and together with Board committees, held 89 meetings. During 2022, (i) the Audit Committee held 8 meetings; (ii) the Nominating and Corporate Governance Committee held 6 meetings; (iii) the Compensation Committee held 9 meetings; and other committees held 32 meetings. Three incumbent members of the Board (Mr. Bension and Mmes. Narang and Schaefer) attended fewer than 75% of the aggregate of the total number of meetings of the Board and Board committees on which such director served during 2022. While attending fewer than 75% of the Board and committee meetings, each of these board members attended a significant number of Board and committee meetings.

Committee Membership

Audit Committee

All members of the Audit Committee are “independent,” consistent with our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and audit committees in particular. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that each of Messrs. Moloney and Hartnett and Ms. Schaefer qualify as an audit committee financial expert as defined by applicable U.S. Securities and Exchange Commission (the “SEC”) regulations. The Board reached its conclusion as to Mr. Moloney’s qualification based on, among other things, Mr. Moloney’s experience as the Chief Financial Officer of John Hancock Financial Services. The Board reached its conclusion as to Mr. Hartnett’s qualification based on, among other things, Mr. Hartnett’s experience at PricewaterhouseCoopers and the fact that he is a Certified Public Accountant though currently inactive. The Board reached its conclusion as to Ms. Schaefer’s qualification based on, among other things the fact that Ms. Schaefer is a Certified Public Accountant, though currently inactive, and her previous experience as Chief Executive Officer of a public company. During the course of 2022, our Audit Committee consisted of Messrs. Bension, Gray, Hartnett and Moloney and Ms. Schaefer, with Mr. Moloney serving as Chair of the Audit Committee. Mr. Bension left the Audit Committee on June 13, 2022. Ms. Schaefer joined the Audit Committee on June 13, 2022.

The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.seaworldentertainment.com under Investor Relations: Corporate Governance: Governance Documents: Audit Committee Charter, and include the following:

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carrying out the responsibilities and duties delegated to it by the Board, including its oversight of our financial reporting policies, our internal controls and our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;
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selecting our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;
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reviewing and pre-approving the audit and non-audit services and the payment of compensation to the independent registered public accounting firm;
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reviewing reports and material written communications between management and the independent registered public accounting firm, including with respect to major issues as to the adequacy of the Company’s internal controls;
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reviewing the work of our internal audit function;
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reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management;
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reviewing and receiving updates from management on the primary cybersecurity/information technology risk facing the Company and the measures the Company is taking to mitigate such risks; and
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evaluating the adequacy of the Company's cybersecurity/information technology program, compliance and controls.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements prior to inclusion in our Annual Report on Form 10-K and our quarterly financial statements prior to inclusion in our quarterly reports on Form 10-Q or other public dissemination in accordance with applicable rules and regulations of the SEC.

On behalf of the Board, the Audit Committee plays a key role in the oversight of the Company’s risk management policies and procedures. See “Oversight of Risk Management” below.

Compensation Committee

All members of the Compensation Committee are “independent,” consistent with our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and compensation committees in particular. During the course of 2022, our Compensation Committee consisted of Messrs. Chambers, Maruyama, Moloney and Ross, with Mr. Ross serving as Chair of the Compensation Committee.

The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.seaworldentertainment.com under Investor Relations: Corporate Governance: Governance Documents: Compensation Committee Charter, and include the following:

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establishing and reviewing the overall compensation philosophy of the Company;
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reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officers’ compensation, including annual performance objectives, if any;
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evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer;
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reviewing and approving or making recommendations to the Board on the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;
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considering policies and procedures pertaining to expense accounts of senior executives;
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reviewing and approving, or making recommendations to the Board with respect to incentive-compensation plans and equity-based plans that are subject to the approval of the Board, and overseeing the activities of the individuals responsible for administering those plans;
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reviewing and approving equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s stockholders;
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reviewing and making recommendations to the Board, or approving, all equity-based awards, including pursuant to the Company’s equity-based plans;
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monitoring compliance by executives with the rules and guidelines of the Company’s equity-based plans;
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reviewing and monitoring all employee retirement, profit sharing and benefit plans of the Company; and
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reviewing and approving any stock ownership guidelines for directors and executive officers of the Company and any “clawback” policy of the Company and monitoring compliance therewith.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis and recommending to the Board its inclusion in our annual proxy statement or Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits the Compensation Committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company’s jurisdiction. The Compensation Committee has formed a Rule 16b-3 Subcommittee which consists of Messrs. Moloney and Maruyama to approve certain transactions between the Company and its officers or directors in compliance with Rule 16b-3 under the Exchange Act.

For additional information about our processes and procedures for the consideration and determination of our executive and director compensation, including the role of the Compensation Committee’s independent compensation consultant and the role of executive officers in determining executive compensation, see “Executive Compensation―Compensation Discussion and Analysis” and “Executive Compensation―Director Compensation for Fiscal 2022”.

Nominating and Corporate Governance Committee

All members of the Nominating and Corporate Governance Committee are “independent,” consistent with our Corporate Governance Guidelines and the applicable NYSE listing standards. During the course of 2022, our Nominating and Corporate Governance Committee consisted of Messrs. Chambers, Gray, Koppelman and Ross, with Mr. Chambers serving as Chair of the Nominating and Corporate Governance Committee. Mr. Koppelman served as a member of the Nominating and Corporate Governance Committee until his passing on November 25, 2022. The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.seaworldentertainment.com under Investor Relations: Corporate Governance: Governance Documents: Nominating and Corporate Governance Committee Charter, and include the following:

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establishing the criteria for the selection of new directors;
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identifying and recommending to the Board individuals to be nominated as directors;
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evaluating candidates for nomination to the Board, including those recommended by stockholders;
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conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;
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considering questions of independence and possible conflicts of interest of members of the Board and executive officers;
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reviewing and recommending the composition and size of the Board;
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overseeing, at least annually, the evaluation of the Board and management;
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recommending to the members of the Board to serve on the committees of the Board and, where appropriate, recommending the removal of any member of any of the committees; and
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periodically reviewing the charter, composition and performance of each committee of the Board and recommending to the Board the creation or elimination of committees.

Revenue Committee

During 2022, the Revenue Committee consisted of Messrs. Bension, Chambers, Gray, Koppelman, Maruyama, and Ross, and Mmes. Narang and Schaefer, with Mr. Maruyama serving as Chair of the Revenue Committee. Mr. Koppelman served as a member of the Revenue Committee until his passing on November 25, 2022. The duties and responsibilities of the Revenue Committee are set forth in its charter, and include the following:

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reviewing and providing guidance to management with respect to the Company’s short-term and long-term revenue growth strategies and the Company’s implementation of strategic decisions; and
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periodically, reviewing and evaluating the Company’s progress in implementing its short-term and long-term strategic revenue growth plans, discussing appropriate modifications to such plans to reflect changes in market or business conditions and discussing any other strategic concerns of the Board and/or management that are consistent with the purposes of the Revenue Committee as set forth in its charter.

Special Committees

From time to time the Board may form and appoint members to special committees with responsibility to address topics designated at the time of such committee formation.

Oversight of Risk Management

The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by management and through the Board’s committees. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. Each of the other Board committees considers risks related to matters within the scope of its responsibilities as part of its regular meeting agendas, and the committee chairs report to the full Board regarding matters considered by their committees following each committee meeting. In addition, our Board receives periodic detailed operating performance reviews from management.

Compensation Committee Risk Assessment

With the assistance of W.T. Haigh & Company, Inc. (“Haigh”), the Compensation Committee’s independent compensation consultant, the Compensation Committee conducted a comprehensive compensation risk assessment. The assessment focused on the design and application of the Company’s executive and non-executive compensation programs and whether such programs encourage excessive risk taking by executive officers and other employees. Based on the outcomes of this assessment, the Compensation Committee believes, and Haigh concurs, that the Company’s compensation programs (i) do not motivate our executive officers or our nonexecutive employees to take excessive risks, (ii) are designed to encourage behaviors aligned with the long-term interests of stockholders, and (iii) are not reasonably likely to have a material adverse effect on the Company.

Cybersecurity Risk

With respect to cybersecurity risk oversight, our Board of Directors and our Audit Committee receive periodic updates from the appropriate managers on the primary cybersecurity risks facing the Company and the measures the Company is taking to mitigate such risks. In addition to such periodic reports, our Board of Directors and our Audit Committee receive updates from management as to changes to the Company’s cybersecurity risk profile or significant newly identified risks.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and non-independent directors. The Non-Executive Chairman or Lead Director, presides at the executive sessions. The Audit, Compensation, Nominating and Corporate Governance and Revenue Committees also meet regularly in executive session.

Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the full Board.

Our Corporate Governance Guidelines, which include our categorical standards of director independence, our Audit, Compensation, Nominating and Corporate Governance and Revenue Committee charters and other corporate governance information are available on the Corporate Governance page of the Investor Relations section on our website at www.seaworldentertainment.com. Any stockholder also may request them in print, without charge, by contacting the Corporate Secretary at SeaWorld Entertainment, Inc., 6240 Sea Harbor Drive, Orlando, Florida 32821.

Code of Conduct

We maintain a Code of Business Conduct and Ethics that is applicable to all of our directors, officers, and employees, including our Chairman, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other senior financial officers (including those serving in such roles on an interim basis). The Code of Business Conduct and Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets, business conduct and fair dealing. This Code of Business Conduct and Ethics also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or waivers of the Code of Business Conduct and Ethics granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K.

The Code of Business Conduct and Ethics may be found on our website at www.seaworldentertainment.com under Investor Relations: Corporate Governance: Governance Documents: Code of Business Conduct and Ethics.

As described in our Code of Business Conduct and Ethics, the Company’s directors, officers and employees are provided with three avenues through which they can report violations or suspected violations with respect to addressing any ethical questions or concerns: a toll-free phone line, in writing, and a website. The toll-free number for the Company’s directors, officers and employees is available 24 hours a day, 7 days a week. Directors, officers and employees can choose to remain anonymous in reporting violations or suspected violations. In addition, we maintain a formal non-retaliation policy that prohibits action or retaliation against any director, officer or employee who makes a report in good faith even if the facts alleged are not confirmed by subsequent investigation.

Director Nomination Process

The Board of Directors recognizes the value of diversity and its ability to bring to bear a wide range of experiences and perspectives that are relevant to the Company’s strategy and business. Consistent with the value of diversity, the Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, mature judgment, industry knowledge or experience, his or her ability to work collegially with the other members of the Board and his or her ability to satisfy any applicable legal requirements or listing standards. In addition, unless restricted by any legal, contractual or other obligations, the Nominating and Corporate Governance Committee will require that the pools of candidates to be considered by the Nominating and Corporate Governance Committee and/or the Board for nomination to our Board include candidates with diversity of race, ethnicity and / or gender. The Nominating and Corporate Governance Committee is primarily responsible for this requirement and assesses its effectiveness by examining the diversity of all the directors on the Board when it selects director nominees. The Board does not establish specific goals with respect to diversity. However, since adopting this requirement in February 2020, the Board has added two directors, one of whom is a woman. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

The Stockholders Agreement described below under “Transactions with Related Persons—Hill Path Agreements” provides that Hill Path Capital LP, (“Hill Path”) has the right to nominate to our Board up to three designees depending upon their percentage ownership of the Company. Messrs. Ross and Chambers were nominated by Hill Path and have been nominated for re-election this year, see “Proposal No. 1 – Election of Directors.”

In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board. When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. Each of the Company’s directors possesses high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing his or her skills and abilities to aid the long-term interests of the stockholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. A significant number of our directors possess experience in owning and managing public and privately held enterprises and are familiar with corporate finance and strategic business planning activities that are unique to publicly traded companies like ours.

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Mr. Bension has extensive e-commerce and entertainment company expertise from his experience leading several major e-commerce, recreation and entertainment companies to financial and strategic success.

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Mr. Chambers has significant corporate finance and leisure and entertainment industry experience that he has gained from his various investment roles at Goldman, Sachs & Co, Apollo and his position as a Partner of Hill Path, as well as having served on the boards of various companies.
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Mr. Gray has extensive experience in marketing, communications and management acquired from his leadership tenure of 30 plus years with Ogilvy Group and 15 plus years of experience in directorship roles.
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Mr. Hartnett has significant experience working with companies across industry sectors and brings unique skills, particularly in finance and accounting.
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Mr. Maruyama has financial, marketing and management expertise as well as knowledge of our industry having previously served in multiple positions at Universal Parks and Resorts and as Chief Strategy Officer of USJ Co., Ltd, owner and operator of Universal Studios Japan theme park.
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Mr. Moloney has financial and management expertise and valuable experience gained from his position as Chief Financial Officer of John Hancock Financial Services, as well as experience as a director of other private and public companies.
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Ms. Narang has extensive digital, brand and product marketing expertise gained from her leadership roles at Facebook, her consulting experience and from serving as the Chief Marketing Officer at True and Vice President of Global Marketing at Roblox Corporation.
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Mr. Ross has significant corporate finance and leisure and entertainment industry experience that he has gained from his various investment roles at Goldman, Sachs & Co, Shumway Capital Partners, Apollo and his position as a Managing Partner and founder of Hill Path, as well as having served on the boards of various public and private companies.
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Ms. Schaefer has significant experience in the leisure, hospitality and entertainment sectors and brings unique skills, particularly in operations and marketing, as well as having served on the boards of various companies.

Our Corporate Governance Guidelines provide that directors may not continue to serve on the Board of Directors after reaching the age of 75 without an express waiver by the Board. The Board believes that waivers of this policy should not be automatic and should be based upon the needs of the Company and the individual attributes of the director. After considering Mr. Moloney’s experience, dedication, and valuable contributions to the Board and its committees, pursuant to the Governance Guidelines, the Nominating and Corporate Governance Committee recommended to the Board that the mandatory retirement requirement be waived for Mr. Moloney. Based upon this recommendation, the Board determined that a waiver of this policy for Mr. Moloney with respect to his service until the next annual meeting in 2024 was in the best interests of the Company and, accordingly, approved such waiver. Accordingly, the annual director nomination process resulted in the Nominating and Corporate Governance Committee’s recommendation to the Board, and the Board’s nomination, of the nine incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Nominating and Corporate Governance Committee regularly considers director candidates recommended by stockholders. Any recommendation submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors, if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, SeaWorld Entertainment, Inc., 6240 Sea Harbor Drive, Orlando, Florida 32821. All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under the caption “Stockholder Proposals for the 2024 Annual Meeting”.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers including ages as of record date.

Name	Age	Principal Occupation and Other Information

Marc G. Swanson	52

Marc G. Swanson has served as Chief Executive Officer since May 2021. Prior to that, he served as Interim Chief Executive Officer from April 2020 to May 2021. Prior to that, he served as Chief Financial Officer and Treasurer of the Company from August 2017 to April 2020, except for from September 2019 to November 2019 when he served as Interim Chief Executive Officer. Prior to that, Mr. Swanson had served as Chief Accounting Officer from 2012 to 2017 and served as Interim Chief Financial Officer from June 2015 until September 2015 and as Interim Chief Financial Officer and Treasurer from August 1, 2017 until his permanent appointment later that same month. Previously, he was Vice President Performance Management and Corporate Controller of SeaWorld Parks & Entertainment from 2011 to 2012, the Corporate Controller of Busch Entertainment Corporation from 2008 to 2011 and the Vice President of Finance of Sesame Place from 2004 to 2008. Mr. Swanson holds a bachelor’s degree in accounting from Purdue University and a master’s degree in business administration from DePaul University and is a Certified Public Accountant.

James (Jim) W. Forrester Jr.	54

James (Jim) W. Forrester Jr. has served as Interim Chief Financial Officer and Treasurer of the Company since January 2023. Prior to that, Mr. Forrester served as the Company’s Vice President, Finance for SeaWorld Orlando, Aquatica Orlando and Discovery Cove since February 2019. Prior to that, he served as Vice President of Operations, Finance, Human Resources and Revenue Management for ICON Orlando 360 from November 2017 to February 2019. During these periods, Mr. Forrester served as a Captain in the United States Navy, having progressed through various roles of increasing responsibility since his commissioning in May 1990. Mr. Forrester transitioned from Active Reserve to the Retired Reserve in September 2022. Additionally, Mr. Forrester has more than two decades of theme park finance and operations experience including at the Walt Disney Company, Walt Disney World Resort, and Hershey Entertainment & Resorts, among others. Mr. Forrester is on the boards of West Orange County Chamber of Commerce (since 2019); and Orlando Economic Partnership (since 2021).

Michelle (Chelle) F. Adams	50

Michelle (Chelle) F. Adams has served as Chief Transformation Officer of the Company since January 2023. Prior to that, she served as Chief Financial Officer and Treasurer since June 2022. Prior to joining the Company, she served as the Chief Financial Officer of The Cosmopolitan of Las Vegas from May 2015 to May 2022. She served as the Vice President of Finance and Corporate Controller from May 2014 to May 2015 and as the Chief Internal Auditor from August 2012 to April 2014. Prior to her tenure at The Cosmopolitan of Las Vegas, Ms. Adams was with RubinBrown LLP from 2003 to 2012 serving as the Partner-in-charge of the Hospitality and Gaming Industry Group and the Partner-in-charge of Risk Services for the Business Advisory Services Group. She began her public accounting career at Deloitte & Touche in 1998, serving as a staff accountant for Assurance and Advisory Services and a Manager within the Enterprise Risk Services Group. Ms. Adams is a Certified Public Accountant with a Bachelor of Science in Accounting degree from Truman State University.

Name	Age	Principal Occupation and Other Information

Shekufeh Shirazi Boyle	36

Shekufeh Shirazi Boyle was appointed Chief Accounting Officer of the Company in January 2023. Prior to that, she served as Corporate Controller & Vice President of Accounting of the Company from May 2022 to January 2023 and as Corporate Controller from 2021 to 2022. Previously, she served as Director of Corporate and Technical Accounting of the Company from 2019 to 2021 and as Corporate Accounting Manager from 2014 to 2019. Prior to her tenure at the Company, Ms. Boyle worked in public accounting at McDirmit Davis & Co LLC from 2007 to 2014, where she most recently served as an Audit Manager. Ms. Boyle is a Certified Public Accountant with a Bachelor of Science in Accounting degree from University of Central Florida, and a Master of Accounting and Financial Management degree from DeVry University Keller Graduate School of Management.

Dr. Christopher (Chris) Dold	50

Dr. Christopher (Chris) Dold has been our Chief Zoological Officer since April 2016. Prior to that, Dr. Dold served as Vice President, Veterinary Services from October 2009 until April 2016 and Senior Veterinarian at SeaWorld Orlando from October 2005 to September 2009. Prior to joining the Company, Dr. Dold was a National Academies-National Research Council Postdoctoral Clinical Fellow with the US Navy Marine Mammal Program and completed a University of California-Davis Internship in Marine Mammal Medicine and Pathology at The Marine Mammal Center in Sausalito, California. Dr. Dold has held memberships in the American Veterinary Medical Association, International Association for Aquatic Animal Medicine, European Association for Aquatic Mammals, and the American Association of Zoo Veterinarians. Dr. Dold received a Bachelor of Science degree in zoology from the University of Wisconsin-Madison and his doctorate in veterinary medicine from the University of Wisconsin-Madison School of Veterinary Medicine.

Christopher (Chris) Finazzo	41

Christopher Finazzo has served as Chief Commercial Officer of the Company since January 1, 2022. Mr. Finazzo served as a consultant to the Company from August 2021 through December 31, 2021. Prior to that, Mr. Finazzo served in various roles at Burger King Corporation (“BKC”), including President of BKC, Americas from December 2017 to July 2021, Head of Marketing, North America from January 2017 until December 2017 and Head of Development from January 2016 until January 2017. Since joining BKC in 2014, Mr. Finazzo also held various roles in marketing and development. Prior to joining BKC in 2014, Mr. Finazzo was on the strategy team at Macy’s. Mr. Finazzo served as a director of Carrols Restaurant Group, Inc. from February 2020 through July 2021. Mr. Finazzo also served as director of Burger King Foundation Inc. from 2018 to July 2021. Mr. Finazzo holds a bachelor's degree in economics from the University of Connecticut.

James (Jim) Hughes	51

James (Jim) Hughes has served as Chief Human Resources Officer of the Company since August 2022. Previously, Mr. Hughes served as Senior Vice President, Chief Human Resources Officer for Red Lobster Seafood Company (“Red Lobster”) since 2021. Prior to that, he served in various Human Resource ("HR") roles of increasing responsibility at Red Lobster and when Red Lobster was part of Darden Restaurants, Inc. ("Darden") from 2011 to 2021. Prior to his time with Darden and Red Lobster, Mr. Hughes progressed through various HR roles with PepsiCo from 1996 to 2011. Prior to his time with Pepsi, Mr. Hughes began his career in HR with General Electric as a member of their HR Leadership Program from 1995 to 1996. Mr. Hughes holds a master’s degree in Industrial and Labor Relations and a bachelor’s degree in Business Administration, both from West Virginia University.

Name	Age	Principal Occupation and Other Information

Kyle R. Miller	46

Kyle R. Miller has served as Chief Park Operations Officer – Florida Parks of the Company since January 2023. Prior to that, Mr. Miller served as Park President of SeaWorld Orlando, Discovery Cove, and Aquatica Orlando since 2018. He served as Vice President of Culinary Operations of SeaWorld Orlando, Discovery Cove, and Aquatica Orlando from 2016 to 2018, and Director of Merchandise Revenue Operations for SeaWorld Orlando, Discovery Cove, and Aquatica Orlando from 2007 to 2012. Mr. Miller began his theme park career with Busch Entertainment Corporation and progressed through various roles of increasing responsibility at multiple parks of the Company from 1995 to 2018. Mr. Miller has served as a board member of Visit Orlando since 2019.

Byron Surrett	65

Byron Surrett has served as Chief Park Operations Officer – Non-Florida Parks of the Company since January 2023. Prior to that, Mr. Surrett served as Park President of SeaWorld San Antonio, Discovery Point, and Aquatica San Antonio since 2018. Prior to that, he served as Vice President of Operations of SeaWorld San Antonio, Discovery Point, and Aquatica San Antonio from 2014 to 2019 and Vice President of Merchandise for SeaWorld San Antonio from 2008 to 2014. Prior to that, he served as Vice President of Park Operations for SeaWorld San Diego from 2005 to 2008; for SeaWorld San Antonio from 2003 to 2005; and for Sesame Place Philadelphia from 1999 to 2003. Prior to that, he served as Vice President, Culinary for Sesame Place Philadelphia from 1995 to 1999. Prior to that, he served as Director of Revenue for Adventure Island from 1989 to 1995. Mr. Surrett began his theme park career at Busch Gardens Tampa and progressed through various roles of increasing responsibility with Busch Entertainment Corporation from 1976 to 1989. Mr. Surrett is on the boards of San Antonio Chamber of Commerce (since 2020); Texas Travel and Tourism (since 2021); and San Antonio Symphony League Program (Chair, since 2020). Mr. Surrett holds a bachelor’s degree from the University of South Florida.

G. Anthony (Tony) Taylor	58

G. Anthony (Tony) Taylor has been the Chief Legal Officer, General Counsel and Corporate Secretary since 2010 and has led the External Affairs team since 2017, which includes Governmental Affairs and Community Affairs. In addition, from 2013 until 2015, Mr. Taylor led the Company’s Corporate Affairs group, which included Industry & Governmental Affairs, Corporate Communications, Community Affairs, Risk Management and Corporate Social Responsibility. From 2012 to 2015, Mr. Taylor led the Company’s Governmental Affairs team, and from 2010 to 2016, Mr. Taylor led the Risk Management Group. Prior to joining the Company, Mr. Taylor held the position of Associate General Counsel of Anheuser-Busch Companies, Inc. from 2000 to 2010, and was a Principal at Blumenfeld Kaplan in St. Louis from 1993 to 2000. He holds bachelors’ degrees in political science and speech communication from the University of Missouri and a juris doctor degree from Washington University.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2023.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

The shares represented by your proxy will be voted for the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of our financial statements for 2022 and 2021 and fees billed for other services rendered for those periods:

	2022	2021
Audit fees(1)	$1,883,096	$1,768,104
Audit-related fees(2)	20,300	19,450
Total:	$1,903,396	$1,787,554

(1)
Includes the aggregate fees in each of the last two fiscal years for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements, internal controls over financial reporting and the review of interim financial statements included in SEC filings. Also, includes aggregate fees of $100,827 for the year ended December 31, 2021 that are primarily related to the issuance of comfort letters.
(2)
Includes fees billed for assurance and related services performed by Deloitte & Touche LLP that are primarily related to the audits of the SeaWorld & Busch Gardens Conservation Fund and other agreed upon procedures.

We paid no tax fees or fees other than audit and audit-related fees to Deloitte & Touche LLP in 2022 or 2021.

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm prior to each engagement.

Each year, the Audit Committee approves an annual budget for such audit and permitted non-audit services and requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. The Audit Committee has authorized Deloitte & Touche LLP’s commencement of work on such permitted services within that budget, although the Chair of the Audit Committee may pre-approve any such audit and permitted non-audit services that exceed the initial budget. During the year, circumstances may arise that make it necessary to engage the independent registered public accounting firm for additional services that would exceed the initial budget. The Audit Committee has delegated the authority to the Chair of the Audit Committee to review such circumstances and to grant approval when appropriate. All such approvals are then reported by the Audit Committee Chair to the full Audit Committee at its next meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “The Board of Directors and Certain Governance Matters—Committee Membership—Audit Committee.” The Audit Committee charter is available on our Investor Relations website at www.seaworldinvestors.com/corporate-governance/governance-documents/. Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America, and for auditing our internal control over financial reporting and expressing an opinion on the effectiveness of our internal control over financial reporting.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission, (the “SEC”). In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Thomas E. Moloney, Chair
William Gray Timothy Hartnett Kimberly Schaefer

Proposal No. 3—Non-Binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed on pages 25 to 47. At the Company’s 2020 annual meeting of stockholders, our stockholders indicated their preference to hold the non-binding stockholder vote to approve the compensation of our named executive officers each year. Accordingly, the Company currently intends to hold such votes annually. The next vote to approve the compensation of our named executive officers is expected to be held at the Company’s 2024 annual meeting of stockholders. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

In considering their vote, stockholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis on pages 25 to 47, as well as the discussion regarding the Compensation Committee on page 13.

In particular, stockholders should note the following:

•
We design our pay programs to support the achievement of aggressive annual and long-term goals and drive stockholder value.
•
We place significant emphasis on performance-based variable compensation. Almost 75% of named executive officer (“NEO”) compensation is based on company and individual performance.
•
We place strong emphasis on equity compensation to align our interests with those of our stockholders and over 60% of our 2022 NEO target pay is equity-based.
•
We have share ownership guidelines that require our NEOs to own a significant amount of Company stock and strengthens alignment with our stockholders.

The Company values the opinions expressed by its stockholders, and the Compensation Committee will continue to carefully review and take into account the results of the vote when designing and considering future executive compensation arrangements.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF
THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement relating to our 2023 Annual Meeting of Stockholders.

Submitted by the Compensation Committee of the Board of Directors:

Scott Ross, Chair
James Chambers
Yoshikazu Maruyama
Thomas Moloney

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation strategy, philosophy, policies, programs, and practices for our Named Executive Officers, or NEOs, and the executive positions they held in 2022 as set forth below:

Marc G. Swanson	Chief Executive Officer
Michelle (Chelle) Adams(1)	Chief Transformation Officer, Former Chief Financial Officer and Treasurer
Elizabeth C. Gulacsy(2)	Former Chief Financial Officer and Treasurer
Dr. Christopher (Chris) Dold	Chief Zoological Officer
Christopher (Chris) Finazzo	Chief Commercial Officer
Daniel (Dan) Mayer(3)	VP, Total Rewards, Former Interim Chief Human Resources Officer
George Anthony (Tony) Taylor	Chief Legal Officer, General Counsel and Corporate Secretary

(1)
On June 17, 2022, the Board appointed Ms. Adams to serve as Chief Financial Officer and Treasurer. On January 27, 2023, Ms. Adams transitioned to the role of Chief Transformation Officer.
(2)
On May 11, 2022, Ms. Gulacsy announced her intention to retire from her position effective December 31, 2022 or upon appointment of her successor. On June 16, 2022, Ms. Gulacsy stepped down from the position of Chief Financial Officer and Treasurer and Interim Chief Accounting Officer upon Ms. Adam's appointment. Ms. Gulacsy continued to serve as an employee of the Company through September 16, 2022 and in a consulting capacity through March 31, 2023.
(3)
On March 14, 2022, the Board appointed Mr. Mayer as Interim Chief Human Resources Officer. On August 29, 2022, Mr. Mayer stepped down from his role upon appointment of Mr. Hughes as Chief Human Resources Officer on the same date.

The Impact of the Global COVID-19 Pandemic

In response to the COVID-19 pandemic, and in compliance with government restrictions, we temporarily closed all of our theme parks effective March 16, 2020. Beginning in June 2020, we began the phased reopening of some of our parks with enhanced health, safety and cleaning measures, capacity limitations and/or modified/limited operations, which at times included reduced hours and/or reduced operating days. By the end of August 2020, we had reopened 10 of our 12 parks on a limited basis and by the end of the second quarter of 2021, all of our 12 parks were open, and operating without COVID-19 related capacity limitations.

Our results of operations for 2022 continued to be impacted by the global COVID-19 pandemic, due in part to a decline in both international and group-related attendance from historical levels.

Despite these continuing challenges, we were able to achieve the positive results outlined in the 2022 Business Highlights below.

2022 Business Highlights (in millions except per share and per capita amounts)

2022 was another fiscal year of record financial results including record revenue, record net income, and record Adjusted EBITDA. The following highlights our record-setting 2022 financial performance:

	Fiscal Year
Financial Metric (In millions except per share and per capita amounts)	2022	2021	Variance
Total Revenues	$1,731.2	$1,503.7	15.1%
Net income	$291.2	$256.5	13.5%
Earnings per share, diluted	$4.14	$3.22	28.6%
Adjusted EBITDA(1)	$728.2	$662.0	10.0%
Net cash provided by operating activities	$564.6	$503.0	12.2%
Attendance	21.9	20.2	8.6%
Total revenue per capita	$78.91	$74.43	6.0%
Admission per capita	$44.00	$42.17	4.3%
In-Park per capita spending	$34.91	$32.26	8.2%

In addition to our core financial metrics, we maintained our focus on stockholder value and significantly outperformed relevant U.S. equity markets on a three and five year basis:

Also, in 2022, our rescue teams came to the aid of over 1,000 animals in need in the wild bringing the total number of animals we have helped over our history to more than 40,000.

(1)
Adjusted EBITDA is defined as net income (loss) plus (i) income tax (benefit) provision, (ii) interest expense, consent fees and similar financing costs, (iii) depreciation and amortization, (iv) equity-based compensation expense, (v) loss on extinguishment of debt, (vi) non-cash charges/credits related to asset disposals, (vii) certain business optimization, development and strategic initiative costs, (viii) merger, acquisition, integration and certain investment costs, and (ix) other nonrecurring costs including incremental costs associated with the COVID-19 pandemic or similar unusual events. Adjusted EBITDA as defined in the Senior Secured Credit Facilities is consistent with our reported Adjusted EBITDA. For a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), see “— Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Indebtedness—Adjusted EBITDA” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.

2022 Say-On-Pay Vote and Stockholder Outreach

Our Board and management value the perspectives of our stockholders and work to provide our stockholders with continuous and meaningful engagement. Consistent with our approach of proactively engaging stockholders, in the second half of 2022 and during the first quarter of 2023, we continued our strategic stockholder engagement program with investors focused on compensation and governance issues. Various members of management, the Compensation Committee and the Compensation Committee's independent compensation consultant participated in calls with stockholders. Through this process, we reached out to stockholders that we believe represent our top 20 largest stockholders, representing greater than 80% of our outstanding shares. We engaged with stockholders representing over 65% of our outstanding shares, including six of our top ten largest stockholders. Our largest stockholder has two representatives on our Compensation Committee and one of its representatives serves as Chairman of the Compensation Committee.

We directly engage with our stockholders and carefully consider our stockholder feedback and the results of the advisory Say-On-Pay vote each year. Each year, we strive to enhance our disclosure regarding our compensation plans. Below, we include more detail on specific areas where we believe, based on our engagement process, shareholders may be interested in more information and background.

Weighting of Adjusted EBITDA in incentive plans:

•
We believe Adjusted EBITDA ("AEBITDA", see the definition above) is the most important performance measure that our management team can control.
•
The annual target is meant to incentivize annual performance and the long-term target is meant to incentivize longer term performance.
•
We also use other metrics including revenue, guest satisfaction and key growth measures in our incentive plans to incentivize specific performance outcomes that the board deems relevant to our strategy.

Use of Compensation Committee discretion to adjust annual incentive awards:

SEAWORLD ENTERTAINMENT SEAWORLD ENTERTAINMENT, INC0 SEA HARBOR DRIVEORLANDO, FL 32821 VOTE BY INTERNET - www.proxyvote.comBefore The Meeting- Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. To Attend the Meeting-Go to www.virtualshareholdermeeting.com/SEAS2021 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow

•
The Compensation Committee, in partnership with management and our Board of Directors, monitors the performance of our management team and employees and seeks to appropriately reward individuals for delivering outstanding individual results.
•
We seek to recognize and motivate such individuals by granting them additional equity awards based on the judgement and discretion of the Compensation Committee.
•
We strongly believe this practice better aligns our employees and management with, and is in the best interest of, our Company and our stockholders.vote, of the compensation paid to the named exe

Our Compensation Policies and Practices at a Glance

What We Do	What We Don’t Do

✓ Place significant emphasis on performance-based compensation that considers both operating performance goals and stock performance.
✓    Place strong emphasis on equity compensation to align our interests with those of our stockholders.
✓    Set challenging annual and long-term incentive award performance objectives.
✓    Limit the use of perquisites.
✓    Maintain reasonable termination and change in control provisions including double trigger equity vesting.
✓    Maintain stock ownership guidelines that require owning a significant amount of Company stock.
✓    Maintain clawback provisions to recover cash and equity incentive compensation.
✓    Conduct Say-On-Pay vote annually.
✓    Engage with our stockholders at least annually.
✓    Retain an independent compensation advisor reporting directly to the Compensation Committee

✖    No guaranteed incentive payments or guaranteed annual salary increases.
✖    No plans that encourage excessive risk-taking (and we monitor risk annually across all of our plans)
✖    No hedging or pledging Company stock.
✖    No excise tax gross-ups upon change in control.
✖    No excessive annual burn rate or equity dilution.
✖    No repricing stock options without stockholder approval.

Our Total Rewards Philosophy and Key Rewards Principles

We believe we must provide total rewards that will attract, retain and motivate an outstanding executive team to achieve our challenging business goals and create value for our stockholders. To accomplish this, our compensation program is designed to support the following key reward principles:

Performance-Driven Pay

Our total compensation program is designed to encourage high performance, recognize future potential for growth and motivate the achievement of challenging performance objectives. We design our program to strike an appropriate balance between short-term and longer-term performance.

Competitive Compensation Opportunities

We strive to ensure the total value of our compensation package is fully competitive within our industry consistent with our performance. Variable compensation elements including annual bonus and equity awards are intended to deliver our competitive target when we achieve our goals. Value delivered above or below this targeted amount is entirely dependent on our performance.

Alignment With Stockholders

Our executive total compensation program has a significant equity component. In addition to our long-term equity incentives, we deliver 50% of our NEOs’ annual bonus opportunity in the form of performance share units (PSUs).

Reasonable Cost Consistent With Our Performance

Our goal is to establish plans which are affordable and consistent with our performance versus our challenging annual and long-term business goals and fundamentally aligned with our longer-term business strategy.

2022 Compensation Elements and Mix

Elements of 2022 Compensation

Our compensation program is made up of the following three direct compensation elements:

Compensation Element	Purpose
Base Salary
•
Fixed cash compensation that is adjusted from time-to-time based on individual performance and development in their role.
•
Attracts and retains executives by offering fixed compensation that is generally competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience.

Annual Incentives
•
Variable compensation typically paid in a combination of cash and performance-vesting restricted stock units based on performance versus pre-established annual goals.
•
Designed to motivate and reward the achievement of a balanced scorecard of our annual performance as measured by Adjusted EBITDA, revenue, guest satisfaction, and an individual/discretionary component.

Long-Term Equity Incentives
•
Variable compensation payable in the form of time-vesting options, RSUs and performance-vesting restricted stock units (PSUs) based on performance versus pre-established long-term goals (see description below).
•
Intended to align executives' interests with the interests of our stockholders through equity-based compensation with performance- based and time-based vesting features.
•
Promotes the long-term retention of equity by our executives and key management personnel.

Our 2022 Mix of Target Compensation

Our compensation is structured to meet the following key objectives for our NEOs and other key executives:

•
Fixed Versus Performance Variable Compensation: We ensure that a significant portion of the total compensation opportunity for our named executive officers is directly related to our performance and other factors that directly and indirectly influence stockholder value.
•
Cash Versus Equity: We believe our executive compensation should be structured to appropriately balance cash compensation with equity-based compensation with a greater portion based on long-term equity awards for our NEOs to strengthen alignment with stockholders.

The following chart illustrates our 2022 targeted compensation mix and structure for our NEOs on average. The chart is based on the NEOs who were employed by us and in their positions with the Company on December 31, 2022:

Performance or Stock Price Variable - 74%
Fixed - 26%
Base Salary 26%
Long-Term Incentives 49%
Annual Incentives 25%
Equity-Based - 62%
Cash-Based - 38%

Compensation Determination Process

Role of the Compensation Committee, Management and Consultant

Compensation Element	Key Roles and Responsibilities
Compensation Committee
•
Responsible for making all executive compensation decisions.
•
Determines the compensation of our Chief Executive Officer and other executive officers.
•
At the beginning of each performance cycle, the Compensation Committee, in conjunction with the annual budget process overseen by the Board of Directors, typically approves annual and long-term financial goals designed to align executive pay with company performance and stockholder interests.
•
Reviews compensation programs for material risk.
•
May engage its own advisors to assist in carrying out its responsibilities.

Senior Management
•
Our Chief Executive Officer, Chief Financial Officer, and our Chief Human Resources Officer work closely with the Compensation Committee and Board to develop annual and longer-term financial goals and objectives.
•
Our Chief Executive Officer and Chief Financial Officer monitor performance versus goals and apprises the Compensation Committee of progress on a regular basis.

•
Our Chief Human Resources Officer works closely with the Compensation Committee and the Compensation Committee’s independent compensation consultant in developing and modifying compensation programs and is also responsible for our ongoing performance management processes.
•
None of our NEOs participate in discussions with the Compensation Committee regarding their own compensation.

Independent Compensation Consultant
•
In 2022, the Compensation Committee continued to engage the services of W.T. Haigh & Company (“Haigh”) as its independent compensation consultant. The Compensation Committee reviewed the Company’s relationships with Haigh and has determined there are no conflicts of interest.
•
Reviews and advises the Compensation Committee regarding the components and levels of our compensation program for our NEOs and other senior management.
•
Reviews and advises the Compensation Committee regarding the components and levels of our non-employee director compensation program.
•
Annually reviews and develops the peer companies used for executive and non-employee director compensation comparison.

Development of Peer Companies

Annually, the Compensation Committee directs Haigh to develop a comparable group of companies engaged in the same or similar industries as our Company. Due to the limited number of “pure leisure facilities” public companies, our Compensation Committee determined that it was appropriate to also include other companies in the compensation peer group that are in the entertainment, restaurant and hospitality industries and compete with us for executive talent. The peer companies are selected based on a combination of factors including industry, market capitalization, enterprise value, revenue and number of employees. No specific weighting is applied to any of these selection factors.

Generally, the Compensation Committee uses peer company data provided by Haigh to guide its review of the total compensation of our executive officers and non-employee directors and generally reviews the compensation data of our peer companies and industry to understand market competitive compensation levels and practices. The Compensation Committee focuses to ensure that our executive compensation program is competitive on a total compensation basis. However, no specific competitive level is targeted by the Compensation Committee based on this review.

The Compensation Committee approved the following 14 companies as our peer group for 2022 based on analysis and recommendations by Haigh. There were no changes versus the 2021 peer group:

AMC Entertainment Holdings, Inc.	Madison Square Garden Sports Corp.
Cedar Fair, L.P.	Marriott Vacations Worldwide Corporation
The Cheesecake Factory Incorporated	Norwegian Cruise Lines Holdings Ltd.
Cinemark Holdings, Inc.	Six Flags Entertainment Corporation
Cracker Barrel Old Country Store, Inc.	Texas Roadhouse, Inc.
Dave & Buster's Entertainment, Inc.	Travel + Leisure Company
Hilton Grand Vacations, Inc.	Vail Resorts, Inc.

2022 Compensation Design and Decisions

Base Salaries

Our philosophy is to pay base salaries that reflect each executive’s performance, experience and scope of responsibilities and provide levels of pay competitive with our industry practices for similar roles. Base salaries are reviewed annually with the opportunity for merit increase based on individual performance and position in salary range. In August 2022, Mr. Finazzo received an increase from his previous base salary of $350,000 based on a review of market base salary data and to promote retention:

Name	Position in 2022	2022 Actual Salary	2022 Ending Base Salary	% Increase	2021 Ending Base Salary
Marc G. Swanson	Chief Executive Officer	$450,000	$450,000	0%	$450,000
Michelle (Chelle) Adams(1)	Chief Transformation Officer, Former Chief Financial Officer and Treasurer	$215,343	$400,000	N/A	N/A
Elizabeth C. Gulacsy(2)	Former Chief Financial Officer and Treasurer	$248,876	$350,000	0%	$350,000
Dr. Christopher (Chris) Dold	Chief Zoological Officer	$300,000	$300,000	0%	$300,000
Christopher (Chris) Finazzo	Chief Commercial Officer	$369,298	$400,000	N/A	N/A
Daniel (Dan) Mayer(3)	VP, Total Rewards, Former Interim Chief Human Resources Officer	$230,000	$230,000	0%	$230,000
George Anthony (Tony) Taylor	Chief Legal Officer, General Counsel and Corporate Secretary	$362,000	$362,000	0%	$362,000

(1)
On June 17, 2022, the Board appointed Ms. Adams to serve as Chief Financial Officer and Treasurer. On January 27, 2023, Ms. Adams transitioned to the role of Chief Transformation Officer.
(2)
On May 11, 2022, Ms. Gulacsy announced her intention to retire from her position effective December 31, 2022 or upon appointment of her successor. On June 16, 2022, Ms. Gulacsy stepped down from the position of Chief Financial Officer and Treasurer and Interim Chief Accounting Officer upon Ms. Adam's appointment. Ms. Gulacsy continued to serve as an employee of the Company through September 16, 2022 and in a consulting capacity through March 31, 2023.
(3)
On March 14, 2022, the Board appointed Mr. Mayer as Interim Chief Human Resources Officer. On August 29, 2022, Mr. Mayer stepped down from his role upon appointment of Mr. Hughes as Chief Human Resources Officer.

2022 Annual Bonus, Performance Objectives and Performance Results

Target Opportunity for Our NEOs

Annual incentive awards are a key component of our total compensation program. Typically, these incentives are available to all of our salaried exempt employees including our named executive officers and are based on financial and non-financial metrics typically established in the first quarter of the year and communicated to annual incentive program participants. At the beginning of the performance period, 50% of the total target bonus potential is denominated as cash while the remaining 50% is denominated as stock, with the number of shares granted at the beginning of the performance period based on the Company’s stock price on the date of grant. The stock portion of our annual incentive program vest subject to performance and are settled in shares of our common stock following the performance period.

The following illustrates the 2022 target bonus opportunity for our NEOs.

Name	Position in 2022	2022 Bonus Percentage of Salary	2022 Ending Base Salary	2022 Bonus Potential Target
Marc G. Swanson	Chief Executive Officer	150%	$450,000	$675,000
Michelle (Chelle) Adams(1)	Chief Transformation Officer, Former Chief Financial Officer and Treasurer	100%	$400,000	$200,000
Elizabeth C. Gulacsy(2)	Former Chief Financial Officer and Treasurer	100%	$350,000	$350,000
Dr. Christopher (Chris) Dold	Chief Zoological Officer	80%	$300,000	$240,000
Christopher (Chris) Finazzo(3)	Chief Commercial Officer	100%	$400,000	$350,000
Daniel (Dan) Mayer	VP, Total Rewards, Former Interim Chief Human Resources Officer	40%	$230,000	$92,000
George Anthony (Tony) Taylor	Chief Legal Officer, General Counsel and Corporate Secretary	80%	$362,000	$289,600

(1)
2022 Bonus Potential Target for Ms. Adams represents her target award for 2022 which was prorated based on her start date of June 17, 2022.

(2)
On June 16, 2022, Ms. Gulacsy stepped down from the position of Chief Financial Officer and Treasurer and Interim Chief Accounting Officer upon Ms. Adam's appointment. Ms. Gulacsy continued to serve as an employee of the Company through September 16, 2022 and in a consulting capacity through March 31, 2023 and remained eligible for her 2022 annual bonus award.
(3)
Mr. Finazzo's 2022 Bonus Potential Target was based on his salary at time of grant of $350,000.

2022 Annual Bonus Performance Targets, Weighting and Results & Calculation of 2022 Annual Bonus Awards as a Percent of Target

Our 2022 financial and non-financial objectives, weightings, actual results and weighted payouts by performance objective as a percent of target are shown in the table below:

Performance Metric	Threshold #1 ($M)(1)	Threshold #2 ($M)(1)	Target ($M)	Maximum ($M)(2)	2022 Actual ($M)	Payout	Measure Weighting	Weighted Payout
Adjusted EBITDA (pre-bonus basis)	$800.0	$850.0	$900.0	No Max	$729.3	0.0%	40.0%	0.0%
Total Revenues	$1,650.0	$1,700.0	$1,750.0	No Max	$1,731.2	81.2%	20.0%	16.2%
Guest Satisfaction(3)	33%	50%	100%	100%	0%	0.0%	20.0%	0.0%
Individual Objectives(4)	33%	50%	100%	No Max	100%	100.0%	20.0%	20.0%
Performance Calculation as a Percent of Target Before Cost Objectives								36.2%
Cost Objectives(5)			$764.0		<$764.0			-33.0%
Final Performance Calculation as a Percent of Target							100.0%	24.3%
(1)
Threshold #1 achievement for Adjusted EBITDA, Total Revenues, Guest Satisfaction and Individual Objectives result in a 33% payout. Threshold #2 achievement for Adjusted EBITDA, Total Revenues, Guest Satisfaction and Individual Objectives result in a 50% payout.
(2)
There is no maximum payout for Adjusted EBITDA and Total Revenues. Achievement above 100% results in an additional 0.5% for each $1.0 million achieved above target level.
(3)
After considering the Company’s guest satisfaction scores in 2022 compared to 2019 (base comparison year) and the failure to meet expectations, the Compensation Committee determined that the performance did not warrant any payout on this metric.
(4)
The Compensation Committee approved bonus for individual performance at 100% of target. For Messrs. Swanson, Dold, Finazzo and Taylor and Ms. Adams, the Compensation Committee approved a specific total dollar amount and the individual portion as a percent of target was rounded down slightly. The following are the key individual objectives for 2022 for each of our NEOs:
•
Mr. Swanson: The Compensation Committee considered his continued leadership in achieving 2022 financial results.
•
Ms. Adams: The Compensation Committee considered her performance as Chief Financial Officer and Treasurer, her leadership of all finance and accounting related functions, cost savings initiatives and her role in meeting all regulatory requirements/deadlines and other financial reporting requirements.
•
Ms. Gulacsy: The Compensation Committee considered her performance as Chief Financial Officer and Treasurer, along with her time served during the transition and consulting periods including her leadership of all finance and accounting related functions and her role in meeting all regulatory requirements/deadlines and other financial reporting requirements.
•
Dr. Dold: The Compensation Committee considered his leadership of our zoo function, his management of the zoo’s core mission including educational programming, supporting the Company’s ESG initiative and animal welfare programs.

•
Mr. Finazzo: The Compensation Committee considered his leadership of our revenue management and marketing functions.
•
Mr. Mayer: The Compensation Committee considered his leadership of the human resources function including during the interim period and his leadership on employee benefits, recruitment and onboarding new leaders into the Company.
•
Mr. Taylor: The Compensation Committee considered his leadership of the legal function and his assistance in other key areas of the business.
(5)
Cost Objectives: New for 2022 is the addition of a Cost Objectives target level, The cost target level excluded certain marketing, safety and animal welfare costs. Since we did not achieve our targeted cost objectives level for 2022, any earned bonus award was further reduced by 33%.

Based on our 2022 performance versus objectives as described in detail above, the following bonus awards for our NEOs were earned:

Name	Position in 2022	2022 Bonus Potential @ Target	2022 Annual Bonus Paid in Cash	2022 Annual Bonus Paid in Stock(1)	2022 Annual Bonus Earned
Marc G. Swanson	Chief Executive Officer	$675,000	$80,899	$78,231	$159,130
Michelle (Chelle) Adams	Chief Transformation Officer, Former Chief Financial Officer and Treasurer	$200,000	$23,970	$28,295	$52,265
Elizabeth C. Gulacsy	Former Chief Financial Officer and Treasurer	$350,000	$42,492	$41,086	$83,578
Dr. Christopher (Chris) Dold	Chief Zoological Officer	$240,000	$28,764	$27,778	$56,542
Christopher (Chris) Finazzo	Chief Commercial Officer	$350,000	$41,947	$40,569	$82,516
Daniel (Dan) Mayer	VP, Total Rewards, Former Interim Chief Human Resources Officer	$92,000	$11,170	$10,659	$21,829
George Anthony (Tony) Taylor	Chief Legal Officer, General Counsel and Corporate Secretary	$289,600	$34,709	$33,527	$68,236

1.
Annual bonus paid in stock equals number of shares vested on February 28, 2023 at $64.60 per share.

2022 Long-Term Incentive Awards

The long-term incentive award program is designed to align the executives with the Company’s key longer-term performance objectives, align the executives’ interest with our stockholders, provide an opportunity to increase their ownership interest in the Company through grants of equity-based awards and retain executives through vesting of awards over multiple years. Under our equity plans, equity-based awards may be awarded in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and units and other stock-based awards.

Our 2022 Long-Term Incentive Awards (the “2022 LTIP”) cover the 2022-2024 performance period. For 2022, we determined to award the 2022 LTIP in the following forms of equity:

•
25% in the form of stock options vesting in substantially equal annual installments over three years:
o
In determining the number of stock options to be granted, we calculated the number of options granted using the closing price of a share of stock on the date of grant based on the assumption that the stock price will double in value over the performance period versus using a Black-Scholes valuation model. The Black-Scholes valuation model was used to value stock options for accounting purposes and required reporting purposes, including the compensation tables below.
•
75% in the form of performance-vesting restricted stock units (PSUs) vesting based on the following:
o
Achievement of a predefined Adjusted EBITDA target to be met by the end of fiscal year 2024 (75% weighting);
o
Achievement of a predefined Adjusted EBITDA target related to certain growth initiatives to be met by the end of fiscal year 2024 (12.5% weighting); and,
o
Achievement of certain other predefined non-Adjusted EBITDA growth objectives to be met by the end of fiscal year 2024 (12.5% weighting).

The following awards were made to our NEOs under our 2022 LTIP (Ms. Adams’ grants under the 2022 LTIP were in connection with her hire as described further below):

Name	Position in 2022	2022 Base Salary at the Time of 2022 LTIP Grant	2022 LTIP Target Percentage of Salary	2022 LTIP Target Value
Marc G. Swanson	Chief Executive Officer	$450,000	400%	$1,800,000
Michelle (Chelle) Adams(1)	Chief Transformation Officer, Former Chief Financial Officer and Treasurer	$400,000	200%	$400,000
Elizabeth C. Gulacsy(2)	Former Chief Financial Officer and Treasurer	$350,000	200%	$700,000
Dr. Christopher (Chris) Dold	Chief Zoological Officer	$300,000	150%	$450,000
Christopher (Chris) Finazzo	Chief Commercial Officer	$350,000	150%	$525,000
Daniel (Dan) Mayer	VP, Total Rewards, Former Interim Chief Human Resources Officer	$230,000	50%	$115,000
George Anthony (Tony) Taylor	Chief Legal Officer, General Counsel and Corporate Secretary	$362,000	150%	$543,000

(1)
2022 LTIP Target Value for Ms. Adams represents her target value for 2022 which was prorated based on her start date of June 17, 2022.
(2)
On June 16, 2022, Ms. Gulacsy stepped down from the position of Chief Financial Officer and Treasurer and Interim Chief Accounting Officer upon Ms. Adam's appointment. Ms. Gulacsy continued to serve as an employee of the Company through September 16, 2022 and in a consulting capacity through March 31, 2023 and remained eligible for her 2022 LTIP award.

Sign-On Equity Award – Michelle (Chelle) Adams

In connection with her hire, we agreed to make the following awards to Ms. Adams:

•
A number of stock options determined by dividing $1,500,000 by the stock price on the day prior to the date of grant and vesting in equal annual installments over three years;
•
A number of time-vesting restricted stock units ("RSUs") determined by dividing $1,500,000 by the stock price on the day prior to the date of grant and vesting in equal annual installments over three years;
•
A number of PSUs under the 2022 LTIP determined by dividing $1,500,000 by the stock price on the day prior to the date of grant and vesting based on Adjusted EBITDA performance as described above;
•
A number of PSUs under the 2022 LTIP based on a target of 200% of her base salary and prorated for Ms. Adams' start date;
•
A number of PSUs under the 2022 Annual Incentive Plan determined based on a target of 100% of her base salary and prorated for Ms. Adams' start date; and,
•
A number of matching stock options on a 1-for-1 basis up to a maximum of $2,000,000 (see Stock Purchase Equity Awards section which follows)

Sign-On Equity Award – Christopher (Chris) Finazzo

In connection with his hire, we agreed to make the following awards to Mr. Finazzo:

•
A number of stock options determined by dividing $1,333,333 by the stock price on the date of grant and vesting in equal annual installments over three years;
•
A number of RSUs determined by dividing $1,633,333 by the stock price on the date of grant and vesting in equal annual installments over three years;
•
A number of PSUs under the 2021 LTIP (see definition which follows) determined by dividing $1,333,333 by the stock price on the date of grant and vesting based on Adjusted EBITDA under the plan;
•
A number of PSUs under the 2022 LTIP based on a target of 150% of his base salary; and,
•
A number of PSUs under the 2022 Annual Incentive Plan determined based on a target of 100% of his base salary.

2022 Special Awards

On March 14, 2022, the Compensation Committee approved a one-time award of RSUs for Mr. Mayer with a grant date fair value of $350,000 in connection with his appointment as Interim Chief Human Resources Officer. The award vests 50% each on the first and second anniversary of the grant.

On August 12, 2022, the Compensation Committee approved the following awards for Mr. Finazzo to recognize his substantial contributions since he joined the Company and to secure his continued employment:

•
A one-time grant of RSUs determined by dividing $2,000,000 by the stock price on the date of grant and vesting in equal annual installments over three years;
•
A one-time grant of stock options determined by dividing $1,000,000 by the stock price on the date of grant and vesting in equal annual installments over three years.

Stock Purchase Matching Equity Awards

In 2022, we provided certain named executive officers an opportunity to be granted a number of matching stock options on a 1-for-1 basis for each share purchased on the open market up to a maximum purchase amount of $2,000,000. Matching stock options granted under this program vest in full on the third anniversary of the grant date. Under the program, we granted Ms. Adams and Mr. Finazzo 39,000 and 8,950 stock options, respectively.

2019-2022 Long-Term Incentive Awards

Our 2019 Long-Term Incentive Awards (the “2019 LTIP”) cover the 2019-2022 performance period and the extended test period in 2023. The 2019 LTIP also provides an opportunity to vest the award earlier than the end of the performance period if goals are achieved in any fiscal year during the performance period. The 2019 LTIP is based on the following two performance metrics:

1.
Adjusted EBITDA 75% weighting
2.
Return on Invested Capital (ROIC) 25% weighting
•
The total number of performance-vesting awards eligible to vest during the performance period related to the Adjusted EBITDA Metric is based on the level of achievement of the performance goals and ranges from 0% (if below threshold performance) to 50% (for threshold performance) to 100% (for target performance). There is no interpolation of payouts between the specified threshold and target levels. When a level of achievement is met, 50% of the award will vest following approval of the performance result by the Compensation Committee. The remaining 50% subject to an additional year performance test whereby the remaining shares will vest only if the achieved level of Adjusted EBITDA performance is maintained for one more fiscal year. If Target performance is achieved in the year after achievement of Threshold performance, a maximum of 50% of the total award will be paid out in that year. If in the next subsequent year, Target performance is again achieved, the remaining 50% of the award will be paid out.
•
The ROIC portion of the 2019 LTIP is achieved only if the Adjusted EBITDA goal is met at threshold or target and the ROIC goal is met through the end of the early achievement period, performance period or extended performance period. If the ROIC metric is achieved in a future period, an adjustment is made during that future period on the non-achievement in a prior period. For the 2022 measurement period, the cumulative ROIC metric was achieved, which resulted in a 6.25% adjustment to the 2022 vesting percentage related to the previous non-achievement of ROIC in 2021.

The following table illustrates performance versus goals and amounts which vested based on 2022 performance:

Performance Metric	Threshold ($M)	Target ($M)	Actual ($M)	Achievement Payout Percentage of Target	Performance Metric Weighting	Weighted Achievement Factor
2022 Adjusted EBITDA	$650.0	$700.0	$728.2	25%	75%	18.75%
2020-2022 Cumulative ROIC(1)	N/A	20%	33%	50%	25%	12.50%
Total						31.25%
(1)
As the cumulative ROIC of 20% was achieved for the period from 2019-2022, the early achievement of 6.25% related to the 2021 measurement period was deemed to be achieved in 2023.

2021-2023 Long-Term Incentive Awards

Our 2021 Long-Term Incentive Awards (the “2021 LTIP”) cover the 2021-2023 performance period. The 2021 LTIP is based on the achievement of a predefined Adjusted EBITDA target:

•
The total number of Adjusted EBITDA PSUs eligible to vest during the 2021-2023 performance period will be based on the level of achievement of the performance goal and ranges from 0% (if below threshold performance) to 50% (for threshold performance) to 100% (for target performance) with results between threshold and target interpolated on a straight-line basis.
•
When a level of achievement at or above threshold is met at any time during the performance period, 50% of the earned award will vest following approval of the performance result by the Compensation Committee. The remaining 50% is subject to an additional one-year performance test whereby the remaining shares will vest only if the achieved level of Adjusted EBITDA performance is maintained or exceeded for one more fiscal year.

At December 31, 2022, no PSUs had been earned under the plan.

Benefits & Perquisites

We provide all of our employees, including our named executive officers, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits include:

•
401(k) savings plan;
•
medical, dental, vision, life and accident insurance, disability coverage, dependent care and healthcare flexible spending accounts; and
•
employee assistance program benefits.

Under our 401(k) savings plan, we match a portion of the funds set aside by the employee. The matching contributions by us become vested either on the two-year anniversary of the participant’s hire date or on a 5-year graded vesting schedule, depending on hire date. At no cost to our employees, we provide an amount of basic life and accident insurance coverage valued at two times our employee’s annual base salary. Employees may also select supplemental life and accident insurance, for a premium to be paid by the employee.

We also provide our executive officers with limited perquisites and personal benefits that are not generally available to all employees, such as complimentary access to our theme parks. These benefits and limited perquisites are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnote.

Severance Arrangements

We offer our executive officers severance benefits under our Amended and Restated Key Employee Severance Plan (the “Severance Plan”) which we believe is necessary to attract and retain the talent key to our long-term success. Each executive officer is entitled to severance benefits under the Severance Plan if his or her employment is terminated as a result of (1) job elimination resulting from a business reorganization, reduction in force, facility closure, or business consolidation; (2) job elimination resulting from a sale or merger; or (3) lack of an available position following a return from a certified medical leave of absence or work related injury or illness, in each case subject to the approval of the Chief Human Resources Officer and the Chairman of our Compensation Committee. The Severance Plan is described in more detail below under “Potential Payments Upon Termination”.

Executive Compensation Governance Practices

Stock Ownership Guidelines

In order to align management and stockholder interests, the Company maintains stock ownership guidelines for our executive officers. These guidelines, stated as a multiple of base salary are:

Employee Group	Multiple of Base Salary
CEO	6x
Other NEOs	3x
Other Covered Executives	2x-3x

An executive covered by the ownership guidelines must hold at least 50% of the net after-tax shares acquired from the Company pursuant to any equity-based awards received from the Company until the individual ownership guideline is met. There is no minimum time period to meet the ownership requirement. As of April 18, 2023, all currently employed NEOs, who are subject to the ownership guidelines have achieved their specified guideline requirement.

Hedging and Pledging Policies

The Company’s Securities Trading Policy requires executive officers and directors to consult the Company’s Legal department prior to engaging in transactions involving the Company’s securities. The Company’s Securities Trading Policy prohibits directors, officers and employees from hedging or monetization transactions including, but not limited to, through the use of financial instruments such as exchange funds, variable forward contracts, equity swaps, puts, calls, and other derivative instruments, or through the establishment of a short position in the Company’s securities. The Company’s Securities Trading Policy limits the pledging of Company securities to those situations approved by the Company’s General Counsel.

Tax and Accounting Considerations

The Compensation Committee may consider the impact of tax and accounting consequences when developing and implementing the Company’s executive compensation programs to structure a program that we consider to be the most effective in attracting, motivating and retaining the Company’s executives and key employees.

Clawback Policy

We have adopted a clawback and recoupment policy that covers all executive officers as well as all participants receiving awards under our incentive compensation plans and certain other individuals designated by the Board or the Compensation Committee (collectively, the “Covered Individuals”). Under the policy, any incentive award or payment that is in excess of the amount that a Covered Individual should otherwise have received under the terms of such award for any reason, the Covered Individual is required to repay any such excess amount to the Company. In addition, the Compensation Committee may, in its sole discretion, provide for the cancellation of outstanding awards or forfeiture and repayment of any gain or amount realized on the vesting, exercise or payment of awards if a participant engages in Detrimental Activity (as defined in the Plan). In light of the SEC’s adoption of final clawback rules in October 2022, we intend to update our clawback and recoupment policy to comply with applicable NYSE listing rules when effective.

Our equity awards are subject to restrictive covenants and may be subject to clawback or forfeiture as well if the recipient breaches any of the restrictive covenants or otherwise engages in any Detrimental Activity.

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers for services rendered to us for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Marc G. Swanson	2022	450,000	44,176	337,488	261,401	36,723	7,232	1,137,020
Chief Executive Officer	2021	432,757	126,563	758,142	454,061	236,774	1,103	2,009,400
	2020	356,667	—	1,626,631	—	—	9,757	1,993,055
Michelle (Chelle) Adams (6)	2022	215,343	13,089	1,700,305	2,256,427	10,881	75,504	4,271,549
Chief Transformation Officer, Former Chief Financial Officer and Treasurer
Elizabeth C. Gulacsy(7)	2022	248,876	23,450	174,952	101,643	19,041	101,617	669,579
Former Chief Financial Officer and Treasurer	2021	315,514	65,625	449,827	106,416	122,772	887	1,061,041
	2020	222,917	—	999,656	—	—	2,781	1,225,354
Dr. Christopher (Chris) Dold	2022	300,000	15,707	119,950	65,331	13,057	6,858	520,903
Chief Zoological Officer	2021	300,000	45,000	151,966	127,699	84,186	830	709,681
	2020	267,500	—	1,201,880	58,427	—	3,033	1,530,840
Christopher (Chris) Finazzo	2022	369,298	22,906	5,141,575	1,715,813	19,041	882	7,269,515
Chief Commercial Officer
Daniel (Dan) Mayer(8)	2022	230,000	6,165	395,974	16,690	5,005	5,946	659,780
VP, Total Rewards, Former Interim Chief Human Resources Officer
G. Anthony (Tony) Taylor	2022	362,000	18,953	144,781	78,826	15,755	7,200	627,515
Chief Legal Officer, General Counsel and Corporate Secretary	2021	362,000	54,300	383,373	154,080	101,585	993	1,056,331
	2020	322,783	—	1,281,681	—	—	11,096	1,615,560

(1)
Amounts included in this column reflect actual salary earned during each fiscal year while employed by the Company.
(2)
Amounts included in this column for 2022 reflect actual cash discretionary bonus amounts earned in 2022 under the 2022 Annual Bonus Plan.
(3)
Amounts included for 2022 reflect the aggregate grant date fair value of restricted stock units and option awards, as applicable, calculated in accordance with ASC Topic 718 utilizing the assumptions discussed in Note 18 to our consolidated financial statements for the year ended December 31, 2022. These amounts include RSUs, PSUs and option awards. In accordance with ASC Topic 718, for awards subject to performance conditions, the amounts shown in the table reflect the probable outcome of the performance conditions, if any, as of the grant date. Assuming the highest level of achievement on performance awards as of the grant date, as approved by the Compensation Committee, the aggregate grant date fair value of all performance-based stock granted in fiscal 2022 would have added additional value as follows: Mr. Swanson– $2,109,342; Ms. Adams– $2,875,390; Ms. Gulacsy– $831,177; Dr. Dold– $536,132; Mr. Finazzo– $634,265; Mr. Mayer– $140,772; and Mr. Taylor– $646,976.
(4)
Amounts included in this column for 2022 reflect actual cash non-discretionary bonus amounts earned in 2022 under the 2022 Annual Bonus Plan.
(5)
Amounts reported under All Other Compensation for fiscal 2022 include the following:

Description	Marc G. Swanson	Michelle (Chelle) Adams	Elizabeth C. Gulacsy	Dr. Christopher (Chris) Dold	Christopher (Chris) Finazzo	Daniel (Dan) Mayer	G. Anthony (Tony) Taylor
Life and long-term disability insurance premiums paid by us on behalf of our named executive officers	$1,132	$504	$493	$758	$882	$356	$1,100
Contributions to our 401(k) plan on behalf of our named executive officers	6,100	—	—	6,100	—	5,590	6,100
Relocation benefits	—	75,000	—	—	—	—	—
Consulting fees	—	—	101,124	—	—	—	—
Total All Other Compensation	$7,232	$75,504	$101,617	$6,858	$882	$5,946	$7,200

In addition, the named executive officers (and their spouses) each receive a Corporate Executive Card that entitles them and an unlimited number of guests to complimentary access to our theme parks. There is no incremental cost to us associated with the use of the Corporate Executive Card.

(6)
On June 17, 2022, the Board appointed Ms. Adams to serve as Chief Financial Officer and Treasurer. On January 27, 2023, Ms. Adams transitioned to the role of Chief Transformation Officer.
(7)
On May 11, 2022, Ms. Gulacsy announced her intention to retire from her position effective December 31, 2022 or upon appointment of her successor. On June 16, 2022, Ms. Gulacsy stepped down from the position of Chief Financial Officer and Treasurer and Interim Chief Accounting Officer upon Ms. Adam's appointment. Ms. Gulacsy continued to serve as an employee of the Company through September 16, 2022 and in a consulting capacity through March 31, 2023.
(8)
On March 14, 2022, the Board appointed Mr. Mayer as Interim Chief Human Resources Officer. On August 29, 2022, Mr. Mayer stepped down from his role upon appointment of Mr. Hughes as Chief Human Resources Officer.

Grants of Plan-Based Awards in 2022

The following table provides information relating to grants of plan-based awards made to our named executive officers during 2022.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)
Marc G. Swanson
	Annual Cash Incentive	—	59,697	270,000	354,375	—	—	—	—	—	—	—
	Performance-Vesting Restricted Stock Units(3)	3/15/2022	—	—	—	5,215	20,862	31,293	—	—	—	—
	Annual Equity Incentive(4)	3/3/2022	—	—	—	1,117	5,056	6,320	—	—	—	337,488
	Stock Options(5)	3/15/2022	—	—	—	—	—	—	—	6,954	64.71	261,401
Michelle F. Adams
	Annual Cash Incentive	—	17,688	80,000	105,000	—	—	—	—	—	-	—
	Time-Vesting Restricted Stock Units(6)	6/17/2022	—	—	—	—	—	—	36,346	—	—	1,600,314
	Performance-Vesting Restricted Stock Units(3)	6/17/2022	—	—	—	9,086	36,346	54,519	—	—	—	—
	Performance-Vesting Restricted Stock Units(3)	8/8/2022	—	—	—	1,371	5,487	8,230	—	—	—	—
	Annual Equity Incentive(4)	8/8/2022	—	—	—	404	1,829	2,286	—	—	—	99,991
	Stock Options(5)	6/17/2022	—	—	—	—	—	—	—	36,346	41.27	980,252
	Stock Options(5)	8/8/2022	—	—	—	—	—	—	—	1,829	54.67	58,985
	Stock Options(5)	8/30/2022	—	—	—	—	—	—	—	39,000	51.11	1,217,190
Elizabeth C. Gulacsy
	Annual Cash Incentive	—	30,954	140,000	183,750	—	—	—	—	—	—	—
	Performance-Vesting Restricted Stock Units(3)	3/15/2022	—	—	—	2,028	8,113	12,169	—	—	—	—
	Annual Equity Incentive(4)	3/3/2022	—	—	—	579	2,621	3,276	—	—	—	174,952
	Stock Options(5)	3/15/2022	—	—	—	—	—	—	—	2,704	64.71	101,643
Dr. Christopher (Chris) Dold
	Annual Cash Incentive	—	21,226	96,000	126,000	—	—	—	—	—	—	—
	Performance-Vesting Restricted Stock Units(3)	3/15/2022	—	—	—	1,303	5,215	7,822	—	—	—	—
	Annual Equity Incentive(4)	3/3/2022	—	—	—	397	1,797	2,246	—	—	—	119,950
	Stock Options(5)	3/15/2022	—	—	—	—	—	—	—	1,738	64.71	65,331
Christopher Finazzo
	Annual Cash Incentive	—	30,954	140,000	183,750	—	—	—	—	—	—	—
	Time-Vesting Restricted Stock Units(6)	2/28/2022	—	—	—	—	—	—	23,538	—	—	1,633,302
	Time-Vesting Restricted Stock Units(6)	8/12/2022	—	—	—	—	—	—	36,873	—	—	1,999,992
	Performance-Vesting Restricted Stock Units(3)	2/28/2022	—	—	—	4,803	19,215	19,215	—	—	—	1,333,329
	Performance-Vesting Restricted Stock Units(3)	3/15/2022	—	—	—	1,521	6,084	9,126	—	—	—	—
	Annual Equity Incentive(4)	3/3/2022	—	—	—	579	2,621	3,276	—	—	—	174,952
	Stock Options(5)	2/28/2022	—	—	—	—	—	—	—	19,215	69.39	769,561
	Stock Options(5)	3/15/2022								2,028	64.71	76,233
	Stock Options(5)	8/12/2022								18,436	54.24	590,689
	Stock Options(5)	9/12/2022	—	—	—	—	—	—	—	8,950	56.01	279,330
Daniel C. Mayer
	Annual Cash Incentive	—	8,136	36,800	48,300	—	—	—	—	—	—	—
	Time-Vesting Restricted Stock Units(6)	3/14/2022	—	—	—	—	—	—	5,550	—	—	349,983
	Performance-Vesting Restricted Stock Units(3)	3/15/2022	—	—	—	333	1,332	1,998	—	—	—	—
	Annual Equity Incentive(4)	3/3/2022	—	—	—	152	689	861	—	—	—	45,991
	Stock Options(5)	3/15/2022	—	—	—	—	—	—	—	444	64.71	16,690
G. Anthony (Tony) Taylor
	Annual Cash Incentive	—	25,612	115,840	152,040	—	—	—	—	—	—	—
	Performance-Vesting Restricted Stock Units(3)	3/15/2022	—	—	—	1,573	6,293	9,439	—	—	—	—
	Annual Equity Incentive(4)	3/3/2022	—	—	—	479	2,169	2,711	—	—	—	144,781
	Stock Options(5)	3/15/2022	—	—	—	—	—	—	—	2,097	64.71	78,826

(1)
Reflects possible cash payouts under the non-discretionary portion of our 2022 Annual Bonus Plan. Maximum achievement assumed at 125%. See “Compensation Discussion and Analysis—Calculation of 2022 Annual Bonus Awards as a Percent of Target” for a discussion of threshold, target and maximum cash incentive compensation payouts.
(2)
Reflects grant date fair value of the restricted stock unit and option awards, calculated in accordance with ASC Topic 718 and utilizing the assumptions discussed in Note 18 to our consolidated financial statements for the year ended December 31, 2022. For awards that are subject to performance conditions, these amounts reflect the probable outcome of the performance conditions as of the grant date, which is below threshold for the 2022 Long-Term Incentive Plan, and target for the 2022 Annual Bonus Plan.
(3)
Amounts shown reflect possible payouts relating to the three-year performance period for performance-vesting restricted stock granted under our 2022 Long-term Incentive Plan. See “Compensation Discussion and Analysis—2022 Long-Term Incentive Awards” for further discussion.
(4)
Amounts shown reflect possible equity payouts under our 2022 Annual Bonus Plan. Maximum achievement assumed at 125%.
(5)
Amounts shown reflect grants of stock options in 2022.

(6)
Amounts shown reflect grants of time-vesting restricted stock unit awards in 2022, see “Compensation Discussion and Analysis—Sign-On Equity Award - Michelle (Chelle) Adams” for grants to Ms. Adams, “Compensation Discussion and Analysis—Sign-On Equity Award - Christopher (Chris) Finazzo”, “Compensation Discussion and Analysis—Special Awards” for grants to Mr. Finazzo and “Compensation Discussion and Analysis—Special Awards” for grants to Mr. Mayer.

Outstanding Equity Awards at 2022 Fiscal-Year End

The following table provides information regarding outstanding equity awards made to our named executive officers as of December 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#) (3)	Market Value of Shares or Units That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Marc G. Swanson	3,153	12,613	50.74	3/14/2031
	—	6,954	64.71	3/15/2032
					27,312	1,461,465	43,964	2,352,514
Michelle F. Adams	—	36,346	41.27	6/17/2032
	—	1,829	54.67	8/8/2032
	—	39,000	51.11	8/30/2032
					36,784	1,968,312	10,457	559,554
Elizabeth C. Gulacsy	739	2,956	50.74	3/14/2031
	—	2,704	64.71	3/15/2032
					15,616	835,612	20,723	1,108,887
Dr. Christopher (Chris) Dold	3,648	—	25.70	3/14/2029
	1,837	1,838	27.21	2/28/2030
	886	3,548	50.74	3/14/2031
	—	1,738	64.71	3/15/2032
					15,714	840,856	26,746	1,431,179
Christopher Finazzo	—	19,215	69.39	2/28/2032
	—	2,028	64.71	3/15/2032
	—	8,950	56.01	9/12/2032
	—	18,436	54.24	8/12/2032
					61,039	3,266,197	20,736	1,109,584
Daniel (Dan) Mayer	226	907	50.74	3/14/2031
	—	444	64.71	3/15/2032
					10,207	546,177	4,635	248,019
G. Anthony (Tony) Taylor	39,621	—	18.17	3/1/2026
	21,128	—	25.70	3/14/2029
	1,070	4,280	50.74	3/14/2031
	—	2,097	64.71	3/15/2032
					23,770	1,271,933	38,616	2,066,342

(1)
Reflects time-vesting nonqualified stock options that vested and were exercisable as of December 31, 2022.
(2)
Reflects time-vesting nonqualified stock options that had not vested as of December 31, 2022. The following provides information with respect to the remaining vesting schedule of the time-vesting nonqualified stock options that had not vested as of December 31, 2022:

Mr. Swanson—of these outstanding nonqualified stock options: (i) 3,153 with an exercise price of $50.74 vested on March 14, 2023, and 9,460 vest on March 14, 2024; and (ii) 2,318 with an exercise price of $64.71 vested on March 15, 2023, 2,318 vest on March 15, 2024, and 2,318 vest on March 15, 2025.

Ms. Adams—of these outstanding nonqualified stock options: (i) 12,115 with an exercise price of $41.27 vest on June 17, 2023, 12,115 vest on June 17, 2024, and 12,116 vest on June 17, 2025; (ii) 609 with an exercise price of $54.67 vest on August 8, 2023, 610 vest on August 8, 2024, and 610 vest on August 8, 2025; and (iii) 39,000 with an exercise price of $51.11 vest on August 30, 2025.

Ms. Gulacsy—of these outstanding nonqualified stock options: (i) 739 with an exercise price of $50.74 vested on March 14, 2023 and 2,217 were to vest on March 14, 2024; and (ii) 901 with an exercise price of $64.71 vested on March 15, 2023, 901 were to vest on March 15, 2024, and 902 were to vest on March 15, 2025. All of the remaining unvested options were forfeited in connection with the conclusion of Ms. Gulacsy’s consulting period on March 31, 2023.

Dr. Dold—of these outstanding nonqualified stock options: (i) 1,838 with an exercise price of $27.21 vested on February 28, 2023; (ii) 886 with an exercise price of $50.74 vested on March 14, 2023 and 2,662 vest on March 14, 2024; and (iii) 579 with an exercise price of $64.71 vested on March 15, 2023, 579 vest on March 15, 2024, and 580 vest on March 15, 2025.

Mr. Finazzo—of these outstanding nonqualified stock options: (i) 6,405 with an exercise price of $69.39 vested on February 28, 2023, 6,405 vest on February 29, 2024 and 6,405 vest on February 28, 2025; (ii) 676 with an exercise price of $64.71 vested on March 15, 2023, 676 vest on March 15, 2024, and 676 vest on March 15, 2025; (iii) 6,145 with an exercise price of $54.24 vest on August 12, 2023, 6,145 vest on August 12, 2024, and 6,146 vest on August 12, 2025; and (iv) 8,950 with an exercise price of $56.01 vest on September 12, 2025.

Mr. Mayer—of these outstanding nonqualified stock options: (i) 226 with an exercise price of $50.74 vested on March 14, 2023 and 681 vest on March 14, 2024; and (ii) 148 with an exercise price of $64.71 vested on March 15, 2023, 148 vest on March 15, 2024, and 148 vest on March 15, 2025.

Mr. Taylor—of these outstanding nonqualified stock options: (i) 1,070 with an exercise price of $50.74 vested on March 14, 2023 and 3,210 vest on March 14, 2024; and (ii) 699 with an exercise price of $64.71 vested on March 15, 2023, 699 vest on March 15, 2024, and 699 vest on March 15, 2025.

(3)
Reflects time-vesting shares or units of restricted stock that had not vested as of December 31, 2022 and performance-vesting units of restricted stock where performance conditions have been satisfied but units have not vested as of December 31, 2022 due to service conditions. In particular, includes performance-vesting units of restricted stock under the 2019 Long-Term Incentive Plan that relate to the 2022 performance period and performance-vesting units of restricted stock under the Company’s 2022 annual bonus plan. The following provides information with respect to the remaining vesting schedule of the shares or units of restricted stock that had not vested as of December 31, 2022:

Mr. Swanson—of these outstanding restricted awards: (i) 14,363 are performance-vesting units of restricted stock pertaining to the 2019 Long-Term Incentive Plan which vested on February 28, 2023 based on the Company’s performance in 2022; (ii) 1,211 are performance-vesting units of restricted stock pertaining to the 2022 annual bonus plan which vested on February 28, 2023; (iii) 5,683 are time-vesting shares of restricted stock that vested on March 2, 2023; (iv) 697 are time-vesting units of restricted stock that vested on March 14, 2023; and (v) 5,358 are time-vesting units of restricted stock of which 1,339 vest on May 10, 2023 and the remaining will vest on May 10, 2024.

Ms. Adams—of these outstanding restricted awards: (i) of these outstanding restricted awards: (i) 438 are performance-vesting units of restricted stock pertaining to the 2022 annual bonus plan which vested on February 28, 2023; and (ii) 36,346 are time-vesting units of restricted stock of which 24,230 will vest in equal installments on June 17, 2023 and 2024, and the remaining will vest on June 17, 2025.

Ms. Gulacsy—of these outstanding restricted awards: (i) 9,375 are performance-vesting units of restricted stock pertaining to the 2019 Long-Term Incentive Plan which vested on February 28, 2023 based on the Company’s performance in 2022; (ii) 636 are performance-vesting units of restricted stock pertaining to the 2022 annual bonus plan which vested on February 28, 2023; (iii) 1,531 are time-vesting shares of restricted stock which vested on March 2, 2023; (iv) 247 are time-vesting units of restricted stock that vested on March 14, 2023; (v) 3,827 are time-vesting units of restricted stock of which 957 were to vest on May 10, 2023 and the remaining were to vest on May 10, 2024. All of the remaining unvested restricted awards were forfeited in connection with the conclusion of Ms. Gulacsy’s consulting period on March 31, 2023.

Dr. Dold—of these outstanding restricted awards: (i) 13,130 are performance-vesting units of restricted stock pertaining to the 2019 Long-Term Incentive Plan which vested on February 28, 2023 based on the Company’s performance in 2022; (ii) 430 are performance-vesting units of restricted stock pertaining to the 2022 annual bonus plan which vested on February 28, 2023; (iii) 1,838 are time-vesting units of restricted stock that vested on February 28, 2023; and (iv) 316 are time-vesting units of restricted stock that vested on March 14, 2023.

Mr. Finazzo—of these outstanding restricted awards: (i) 628 are performance-vesting units of restricted stock pertaining to the 2022 annual bonus plan which vested on February 28, 2023; (ii) 23,538 are time-vesting units of restricted stock of which 7,846 vested on February 28, 2023 and the remainder will vest in equal installments on February 29, 2024 and February 28, 2025; and (iii) 36,873 are time-vesting units of restricted stock which will vest in equal installments on August 12, 2023, 2024, and 2025.

Mr. Mayer—of these outstanding restricted awards: (i) 1,981 are performance-vesting units of restricted stock pertaining to the 2019 Long-Term Incentive Plan which vested on February 28, 2023 based on the Company’s performance in 2022; (ii) 165 are performance-vesting units of restricted stock pertaining to the 2022 annual bonus plan which vested on February 28, 2023; (iii) 111 are time-vesting units of restricted stock that vested on March 14, 2023; (iv) 5,550 are time-vesting units of restricted stock of which 2,775 vested on March 14, 2023 and the remaining will vest on March 14, 2024; and (v) 2,400 are time-vesting units of restricted stock of which 600 vested on March 15, 2023 and the remaining will vest on March 15, 2024.

Mr. Taylor—of these outstanding restricted awards: (i) 19,808 are performance-vesting units of restricted stock pertaining to the 2019 Long-Term Incentive Plan which vested on February 28, 2023 based on the Company’s performance in 2022; (ii) 519 are performance-vesting units of restricted stock pertaining to the 2022 annual bonus plan which vested on February 28, 2023; (iii) 381 are time-vesting units of restricted stock that vested on March 14, 2023; and (iv) 3,062 are time-vesting units of restricted stock of which 765 will vest on May 10, 2023 and the remaining will vest on May 10, 2024.

(4)
Market value is based upon the closing market price of our common stock on December 30, 2022.
(5)
Reflects performance-vesting shares of restricted stock under the 2019 Long-Term Incentive Plan, 2021 Long-Term Incentive Plan and 2022 Long-Term Incentive Plan that have not been earned as of December 31, 2022.

The performance-vesting units of restricted stock granted to Messrs. Swanson, Dold, Finazzo, Mayer and Taylor and Mmes. Adams and Gulacsy under the 2022 Long-Term Incentive Plan will vest, if at all, based on the Company’s achievement of growth metrics in Adjusted EBITDA and other growth related metrics for the performance period beginning on January 1, 2022 and ending on December 31, 2024. As of December 31, 2022, the achievement level with respect to these metrics was below threshold, accordingly, the number and value of the units of performance-vesting restricted stock that are expected to vest reported in the table reflect amounts based on threshold performance. The actual number of units that will vest with respect to the performance-vesting units of restricted stock granted to Messrs. Swanson, Dold, Finazzo, Mayer and Taylor and Ms. Adams under the 2022 Long-Term Incentive Plan is not determinable. Ms. Gulacsy's remaining unvested awards were forfeited in connection with the conclusion of her consulting period on March 31, 2023.

The performance-vesting units of restricted stock granted to Messrs. Swanson, Dold, Finazzo, Mayer and Taylor and Ms. Gulacsy under the 2021 Long-Term Incentive Plan will vest, if at all, based on the Company’s achievement of Adjusted EBITDA and Return on Invested Capital (“ROIC”) performance measures for the performance period beginning on January 1, 2021 and ending on December 31, 2023. As of December 31, 2022, the achievement level with respect to these metrics was at target, accordingly, the number and value of the units of performance-vesting restricted stock that are expected to vest reported in the table reflect amounts based on target performance. The actual number of units that will vest with respect to the performance-vesting units of restricted stock granted to Messrs. Swanson, Dold, Finazzo, Mayer and Taylor under the 2021 Long-Term Incentive Plan is not determinable. Ms. Gulacsy's remaining unvested awards were forfeited in connection with the conclusion of her consulting period on March 31, 2023.

The performance-vesting units of restricted stock granted to Messrs. Swanson, Dold, Mayer and Taylor and Ms. Gulacsy under the 2019 Long-Term Incentive Plan will vest, if at all, based on the Company’s achievement of Adjusted EBITDA and Return on Invested Capital (“ROIC”) performance measures for the performance period beginning on January 1, 2019 and ending on December 31, 2022, and the extended period beginning January 1, 2023 and ending December 31, 2023. As of December 31, 2022, the achievement level with respect to these metrics was at target, accordingly, a portion of shares which were earned as of December 31, 2022 vested on February 28, 2023. The number and value of the remaining unearned units of performance-vesting restricted stock that are expected to vest reported in the table reflect amounts based on target performance. The actual number of units that will vest with respect to the performance-vesting units of restricted stock granted to Messrs. Swanson, Dold, Mayer and Taylor under the 2019 Long-Term Incentive Plan is not determinable. Ms. Gulacsy's remaining unvested awards were forfeited in connection with the conclusion of her consulting period on March 31, 2023.

The following table provides information regarding the number of shares or units at threshold under the 2022 Long-Term Incentive Plan and at target under the 2019 Long-Term Incentive Plan and 2021 Long-Term Incentive Plan outstanding as of December 31, 2022:

	2019 Long-Term Incentive Plan		2021 Long-Term Incentive Plan		2022 Long-Term Incentive Plan
Name	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)
Marc G. Swanson	22,982	1,229,767	15,767	843,692	5,215	279,055
Michelle F. Adams	—	—	—	—	10,457	559,554
Elizabeth C. Gulacsy	15,000	802,650	3,695	197,719	2,028	108,518
Dr. Christopher (Chris) Dold	21,009	1,124,192	4,434	237,263	1,303	69,724
Christopher Finazzo	—	—	19,215	1,028,195	1,521	81,389
Daniel (Dan) Mayer	3,169	169,573	1,133	60,627	333	17,819
G. Anthony (Tony) Taylor	31,692	1,695,839	5,351	286,332	1,573	84,171

Option Exercises and Stock Vested in 2022

The following table provides information regarding the values realized by our named executive officers upon the vesting of stock awards in 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Marc G. Swanson	15,321	600,400	97,494	6,908,434
Elizabeth C. Gulacsy	20,580	901,761	57,923	4,110,792
Dr. Christopher (Chris) Dold	—	—	62,803	4,461,353
Daniel (Dan) Mayer	1,057	43,961	6,636	467,510
G. Anthony (Tony) Taylor	—	—	84,581	5,964,643

(1)
The value realized on exercise is based on the market price of our common stock at the time of exercise.
(2)
The value realized on vesting is based on the closing market price of our common stock on the applicable vesting date (or the previous trading day if the vesting date was not a trading day).

Pension Benefits

We have no pension benefits for the executive officers.

Nonqualified Deferred Compensation for 2022

We have no nonqualified defined contribution or other nonqualified deferred compensation plans for executive officers.

Potential Payments upon Termination

The following table describes the potential payments and benefits that would have been payable to our named executive officers under existing plans assuming a termination of their employment for reasons other than willful misconduct on December 30, 2022, which was the last business day of fiscal 2022.

The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers. These include accrued but unpaid salary, accrued but unpaid vacation and distributions of plan balances under our 401(k) savings plan.

Name	Cash Severance Payment ($) (1)	Continuation of Group Health Plans ($) (2)	Value of Accelerated Vesting of Equity Awards ($) (3)	Total ($)
Marc G. Swanson
Voluntary resignation	—	—	—	—
Termination under Severance Plan(4)	980,899	25,000	—	1,005,899
Termination due to death or "disability"	80,899	—	2,583,870	2,664,769
Change in Control (double trigger)(5)	980,899	25,000	4,031,011	5,036,910
Change in Control (good reason)(6)	—	—	3,662,113	3,662,113
Michelle (Chelle) Adams
Voluntary resignation	—	—	—	—
Termination under Severance Plan(4)	623,970	20,000	—	643,970
Termination due to death or "disability"	23,970	—	396,668	420,638
Change in Control (double trigger)(5)	623,970	20,000	2,406,472	3,050,442
Change in Control (good reason)(6)	—	—	2,383,035	2,383,035
Dr. Christopher (Chris) Dold
Voluntary resignation	—	—	—	—
Termination under Severance Plan(4)	328,764	15,000	—	343,764
Termination due to death or "disability"	28,764	—	1,879,140	1,907,904
Change in Control (double trigger)(5)	328,764	15,000	2,682,030	3,025,794
Change in Control (good reason)(6)	—	—	2,659,021	2,659,021
Christopher (Chris) Finazzo
Voluntary resignation	—	—	—	—
Termination under Severance Plan(4)	641,947	20,000	—	661,947
Termination due to death or "disability"	41,947	—	1,223,774	1,265,721
Change in Control (double trigger)(5)	641,947	20,000	4,294,392	4,956,339
Change in Control (good reason)(6)	—	—	4,260,787	4,260,787
Daniel (Dan) Mayer
Voluntary resignation	—	—	—	—
Termination under Severance Plan(4)	241,170	15,000	—	256,170
Termination due to death or "disability"	11,170	—	433,076	444,246
Change in Control (double trigger)(5)	241,170	15,000	842,512	1,098,682
Change in Control (good reason)(6)	—	—	833,683	833,683
G. Anthony (Tony) Taylor
Voluntary resignation	—	—	—	—
Termination under Severance Plan(4)	396,709	15,000	—	411,709
Termination due to death or "disability"	34,709	—	2,630,354	2,665,063
Change in Control (double trigger)(5)	396,709	15,000	3,901,926	4,313,635
Change in Control (good reason)(6)	—	—	3,874,154	3,874,154

(1)
Cash severance includes amounts payable to executive with respect to salary and bonus. See “Severance Arrangements and Restrictive Covenants” below for information about how these amounts are calculated.
(2)
Reflects a lump sum cash payment intended to be used to defray the employee’s post-termination health insurance expenses.
(3)
Upon a termination of employment without cause (other than due to death or disability) or, by some executives to the extent they are entitled to terminate employment for “good reason”, for good reason, in each case, within 12 months following a change in control, (i) our named executive officers’ unvested options and time-vesting units or shares of restricted stock generally immediately vest and (ii) a portion of the number of performance-vesting units or shares granted under the 2019 Long-Term Incentive Plan and 2021 Long-Term Incentive Plan earned or eligible to vest based on performance (determined in good faith based on anticipated performance) immediately vest.

Upon a termination of executive’s employment due to death or disability prior to the end of the performance period, a pro-rata portion of the performance-vesting units granted under the 2019 Long-Term Incentive Plan and 2021 Long-Term Incentive Plan will be eligible to vest based on actual performance.

Upon a termination of employment due to death or “disability,” a pro rata portion of the next installment of unvested options and time-vesting units or shares immediately vest.

See “Treatment of Long-Term Incentive and Equity Awards Upon a Termination or Change of Control.

The amounts reported in this column represent the value of unvested restricted units or shares based on the closing market price of our stock on December 30, 2022. The value of unvested stock options is calculated as the difference between the close price on December 30, 2022 and the stock option exercise price, unless the stock option exercise price is higher than the close price, in which case these stock options were not assigned a value. Amounts reported in this column with respect to the 2019 and 2021 performance-vesting unit awards are recorded at target as of December 31, 2022. Includes terminations relating to (1) job elimination resulting from a business reorganization, reduction in force, facility closure, or business consolidation, (2) job elimination resulting from a sale or merger; or (3) a lack of available position following a return from a certified medical leave of absence or work-related injury or illness.

(4)
Includes terminations relating to (1) job elimination resulting from a business reorganization, reduction in force, facility closure, or business consolidation, (2) job elimination resulting from a sale or merger; or (3) a lack of available position following a return from a certified medical leave of absence or work-related injury or illness.
(5)
For purposes of this table, Change in Control (double trigger) assumes that both a termination of employment without cause and a change in control occur on December 31, 2022.
(6)
For purposes of this table, Change in Control (good reason) assumes that both a termination by the executive for “good reason” and a change in control occur on December 31, 2022.

Severance Arrangements and Restrictive Covenants

None of our named executive officers have employment agreements. However, we have adopted the Key Employee Severance Plan (the “Severance Plan”) for the benefit of certain key employees. Each of the named executive officers employed at year-end was eligible for severance pay and benefits under the Severance Plan. All severance pay and benefits under the Severance Plan must be approved by the Chief Human Resources Officer and the Chairman of the Compensation Committee.

Messrs. Swanson, Dold, Finazzo, Mayer and Taylor and Ms. Adams.

Pursuant to the Severance Plan, if the employment of Messrs. Swanson, Dold, Finazzo, Mayer and Taylor and Ms. Adams terminates as a result of (1) job elimination resulting from a business reorganization, reduction in force, facility closure, or business consolidation; (2) job elimination resulting from a sale or merger; or (3) lack of an available position following a return from a certified medical leave of absence or work related injury or illness, in each case subject to the approval of the Chief Human Resources Officer and the Chairman of our Compensation Committee, Messrs. Swanson, Dold, Finazzo, Mayer and Taylor and Ms. Adams will be entitled to receive:

•
Severance pay equal to 24 months of annual base salary for Mr. Swanson, 18 months of annual base salary for Ms. Adams and Mr. Finazzo, and 12 months of annual base salary for Messrs. Dold, Mayer and Taylor, payable in substantially equal, bi-monthly installments made in accordance with the Company’s standard payroll schedule;
•
the pro-rata portion (pro-rated through the date of termination) of the annual cash bonus he or she would have otherwise been entitled to receive based on actual performance had he or she remained employed through the payment date (not to exceed his or her annual target bonus amount); and
•
a lump sum cash payment equal to $25,000 for Mr. Swanson, $20,000 for Ms. Adams and Mr. Finazzo, and $15,000 for Messrs. Dold, Mayer and Taylor, which is intended to defray post-termination health insurance expenses.

In order to be eligible for the Severance Plan benefits, an eligible key employee must sign and return a release and waiver of claims that will include but is not limited to (1) a one-year non-compete covenant; (2) a two-year non-solicitation covenant; (3) a non-disparagement covenant; (4) confidentiality clauses prohibiting the disclosure of confidential information and the existence of the separation agreement and release and waiver of claims; (5) an agreement to cooperate in any current or future legal matters relating to activities or matters occurring during such employee’s term of employment; and (6) the release of any and all claims that such employee may have against us.

No benefits are payable under the Severance Plan if (1) the eligible key employee fails or refuses to return the separation agreement and release and waiver of claims; (2) the eligible employee voluntarily terminates his or her employment for any reason; (3) the eligible employee terminates as a result of (or grounds for termination existed at the time of termination by reason of the following) (i) misconduct; or (ii) violation of Company rules, policies or practices; or (iii) poor performance; or (4) death, disability or failure to return after an approved leave of absence.

Letter Agreement - Elizabeth Gulacsy

In connection with Ms. Gulacsy’s retirement from her positions at the Company, the Company and Ms. Gulacsy entered into a Letter Agreement, dated May 11, 2022 (the “Letter Agreement”). Pursuant to the Letter Agreement, on June 16, 2022, Ms. Gulacsy stepped down from the position of Chief Financial Officer and Treasurer and Interim Chief Accounting Officer upon Ms. Adams’s appointment. Ms. Gulacsy continued to serve as an employee of the Company through September 16, 2022 (the “Separation Date”). From May 11, 2022, the date that Ms. Gulacsy notified the Company of her intention to retire and entered into the Letter Agreement, to the Separation Date (the “Transition Period”), Ms. Gulacsy (i) was paid by the Company at her base salary rate, (ii) continued to participate in the Company’s long-term and short-term incentive programs and benefit plans, and (iii) continued to vest in any outstanding equity awards granted under the 2017 Omnibus Incentive Plan that were scheduled to vest during the Transition Period. Additionally, pursuant to the Letter Agreement, Ms. Gulacsy agreed to remain available for consultation with the Company from the Separation Date through March 31, 2023 (the “Consulting Period”). During the Consulting Period, Ms. Gulacsy (i) was paid by the Company at the monthly equivalent of her base salary rate and (ii) continued to vest in any outstanding equity awards granted under the 2017 Omnibus Incentive Plan that were scheduled to vest during the Consulting Period. Pursuant to the Letter Agreement, if the Company terminated Ms. Gulacsy’s consulting services without cause during the Consulting Period, she would have continued to be paid by the Company at her base salary rate through March 31, 2023 and vest with respect to any outstanding time-vesting equity awards and continue to be eligible to vest with respect to any outstanding performance-vesting equity awards granted under the 2017 Omnibus Incentive Plan that were scheduled to vest prior to March 31, 2023 in the ordinary course. If the Company terminated Ms. Gulacsy’s consulting services without cause, the value of her accelerated equity awards would have been $630,829 as of December 31, 2022. Ms. Gulacsy’s consulting services were not terminated before the end of the Consulting Period and all of Ms. Gulacsy’s remaining unvested equity awards were forfeited in connection with the conclusion of Ms. Gulacsy’s Consulting Period on March 31, 2023.

Treatment of Long-Term Incentive and Equity Awards upon Termination or Change in Control

Except as otherwise noted above in “Potential Payments Upon Termination—Severance Agreements and Restrictive Covenants”, in connection with a termination of employment or change in control (as defined in the applicable award agreement), long-term incentive and equity awards are generally subject to the following treatment:

Stock options and time-vesting awards. With respect to stock option and time-vesting share or unit awards granted prior to calendar year 2019, to the extent unvested, upon a termination of an executive’s employment by the Company without cause or a termination due to the executive’s death or disability, in each case within 12 months following a change in control, all unvested stock option and time-vesting share or unit awards will immediately vest and become exercisable. In addition, generally, upon a termination due to the executive’s death or disability, other than within 12 months following a change in control, or “qualified retirement” (as defined in the applicable award agreement), a pro-rata portion of the next installment of such awards will immediately vest. If the executive’s employment terminates for any other reason other than as described above, all unvested stock options and time-vesting shares will immediately be forfeited.

With respect to stock options and time-vesting units granted in calendar year 2019 and later, upon a termination of an executive’s employment by the Company without cause (other than due to death or disability) or, by certain executives, for good reason, in each case, within 12 months following a change in control, all unvested stock options/time-vesting units will immediately vest and become exercisable. In addition, with respect to certain executives, all unvested stock-options will vest and become exercisable, subject to continued employment, on the 12-month anniversary of a change of control. Generally upon a termination due to the executive’s death or disability, a pro-rata portion of the next installment of such stock options and time-vesting units will immediately vest. If the executive’s employment terminates for any other reason other than as described above, all unvested stock options and time-vesting units will be forfeited.

Performance-vesting shares/units. Upon a change in control during the performance period, the number of performance-vesting units that would have been earned at the end of the fiscal year in which a change in control occurs as determined in good faith based on anticipated performance (the “specified number”), are eligible to vest on the first anniversary of such change in control, subject to continued employment. Any remaining performance-vesting units will remain outstanding and eligible to vest in accordance with the original terms, subject to adjustments. In addition, upon a termination of an executive’s employment by the Company without cause (other than due to death or disability) or, by certain executives, for good reason, in each case, within 12 months following a change in control, the specified number of performance-vesting units will vest and all other performance-vesting units will be forfeited. Upon a termination of executive’s employment due to death or disability prior to the end of the performance period, a pro-rata portion of the performance-vesting units will be eligible to vest based on actual performance. Any performance-vesting units that do not vest in accordance with the above shall immediately be forfeited. If the executive’s employment terminates for any reason other than as described above, all unvested performance-vesting units will be forfeited.

CEO Pay Ratio

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to determine and disclose the pay ratio of our Chief Executive Officer to that of our median employee.

For 2022, we identified the median employee by examining the 2022 total taxable cash wages for all of our employees, excluding our CEO, who were employed by us on November 22, 2022. We included all employees, whether employed on a full-time, part-time or seasonal basis. 2022 taxable cash wages, which information we obtained from our internal payroll records, included 2022 base salary or hourly wages, including overtime, paid through November 22, 2022 and actual annual bonus paid in 2022 for 2021 performance (if any). For our permanent full-time and part-time employees, base wages were annualized for those employees who joined the Company in 2022. No normalization adjustments were made for our seasonal part-time employees. We believe this consistently applied compensation measure reasonably reflects annual compensation across our employee base.

We calculated annual total compensation for the median employee identified in 2022 for the full 2022 fiscal year using the same methodology we use for our named executive officers as set forth in the 2022 Summary Compensation Table elsewhere in this Proxy Statement. We believe the pay ratio disclosed herein is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Based on the above, our Chief Executive Officer to median employee pay ratio is 62.4 to 1.

•
the median employee had 2022 annual total compensation of $18,216; and
•
the annual total compensation of our Chief Executive Officer, as reported in the 2022 Summary Compensation Table, was $1,137,020.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of our company for the last three fiscal years ended December 31, 2022, 2021 and 2020.

							Value of Initial $100 Investment
Year	SCT Compensation for PEO	CAP Compensation for PEO	SCT Compensation for Sergio (Serge) Rivera	CAP Compensation for Sergio (Serge) Rivera	Average SCT Compensation for Other NEOs	Average CAP Compensation for Other NEOs	Company TSR	S&P Midcap 400	Net Income	Adjusted EBITDA
(a)	(b)	(c)			(d)	(e)	(f)	(g)	(h)	(i)
2022	$1,137,020	$511,807	$—	$—	$2,336,474	$1,947,828	$168.73	$123.29	$291.2	$728.2
2021	$2,009,400	$11,274,977	$—	$—	$932,443	$7,581,878	$204.54	$141.81	$256.5	$662.0
2020	$1,993,055	$3,145,415	$208,248	$(3,019,853)	$1,526,400	$2,249,471	$99.62	$113.66	$(312.3)	$(73.2)

Column (a): Reflects related amounts for the respective years shown.

Column (b): For fiscal years 2022, 2021 and 2020 reflects compensation amounts reported in the “Summary Compensation Table” ("SCT") for our CEO, Marc G. Swanson, (our principal executive officer ("PEO")), for the respective years shown. As previously disclosed, Sergio (Serge) Rivera served as our CEO from January 1, 2020 until his resignation on April 4, 2020, at which time Marc G. Swanson was appointed CEO.

Column (c): “Compensation actually paid” ("CAP") to our CEO in each of 2022, 2021 and 2020, and for our former CEO in 2020, reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules and calculation methodology. The dollar amounts reflected in column (c) of the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year. We offer no pension benefits for executive officers so no adjustment for pension benefits is included in the table below. Additionally, the value of dividends, if any, or other earnings paid on stock and option awards are not included as such amounts are reflected in the fair value of awards and are only paid upon vesting. For information regarding the decisions made by our Compensation Committee regarding the CEO’s compensation for each fiscal year, please see the Compensation Discussion & Analysis sections of the proxy statements reporting pay for the fiscal years covered in these tables.

	Marc G. Swanson			Sergio (Serge) Rivera
	2022	2021	2020	2020
SCT Total Compensation	$1,137,020	$2,009,400	$1,993,055	$208,248
LESS Stock and Option Award Values Reported in SCT for Covered Year	(598,889)	(1,212,203)	(1,626,631)	(51,236)
PLUS Year End Fair Value of Unvested Stock and Option Awards Granted in the Covered Year	257,738	2,611,426	4,478,925	—
Year over Year CHANGE in Fair Value of Outstanding and Unvested Stock and Option Awards	(865,018)	6,104,682	26,687	—
PLUS Fair Value as of the Vesting Date of Stock and Option Awards Granted and Vested in the Covered Year	—	—	43,568	—
CHANGE in Fair Value of Stock and Option Awards granted in Prior Years that Vested in Covered Year	580,956	1,761,672	(249,001)	(3,079)
LESS Fair Value at the End of the Prior Year of Stock and Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	—	—	(1,521,188)	(3,173,786)
"Compensation Actually Paid"	$511,807	$11,274,977	$3,145,415	$(3,019,853)

Column (d): For fiscal years 2022, 2021 and 2020, non-CEO named executive officers were as follows and are included in the average figures shown:

•
2022: Michelle (Chelle) Adams, Elizabeth C. Gulacsy, Dr. Christopher (Chris) Dold, Christopher (Chris) Finazzo, Daniel (Dan) Mayer and G. Anthony (Tony) Taylor.
•
2021 and 2020: Elizabeth C. Gulacsy, Dr. Christopher (Chris) Dold, Thomas (Tom) Iven, Sharon (Sherri) Nadeau and G. Anthony (Tony) Taylor.
•
2020: Elizabeth C. Gulacsy, Walter Bogumil, Dr. Christopher (Chris) Dold, and G. Anthony (Tony) Taylor.

Column (e): Average CAP for our non-CEO named executive officers in each of 2022 and 2021 reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules and calculation methodology. The dollar amounts reflected in column (e) of the table above do not reflect the actual amount of compensation earned by or paid to our non-CEO named executive officers during the applicable year. We offer no pension benefits for executive officers so no adjustment for pension benefits is included in the table below. Additionally, the value of dividends, if any, or other earnings paid on stock and option awards are not included as such amounts are reflected in the fair value of awards and are only paid upon vesting. For information regarding the decisions made by our Compensation Committee regarding the non-CEO named executive officers’ compensation for each fiscal year, please see the Compensation Discussion & Analysis sections of the proxy statements reporting pay for the fiscal years covered in these tables.

Average of NEOs (excluding CEO)	2022	2021	2020
SCT Total Compensation	$2,336,474	$932,443	$1,526,400
LESS Stock and Option Award Values Reported in SCT for Covered Year	(1,985,378)	(548,803)	(1,240,117)
PLUS Year End Fair Value of Unvested Stock and Option Awards Granted in the Covered Year	1,791,166	845,928	3,352,263
Year over Year CHANGE in Fair Value of Outstanding and Unvested Stock and Option Awards	(600,536)	5,405,633	38,038
PLUS Fair Value as of the Vesting Date of Stock and Option Awards Granted and Vested in the Covered Year	—	—	29,631
CHANGE in Fair Value of Stock and Option Awards granted in Prior Years that Vested in Covered Year	406,102	1,127,536	(353,093)
LESS Fair Value at the End of the Prior Year of Stock and Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	—	(180,859)	(1,103,651)
"Compensation Actually Paid"	$1,947,828	$7,581,878	$2,249,471

Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, risk free rates) as of the measurement date. Adjustments have been made using the stock price as of year end and as of each date of vest. Performance-based PSU grant date fair values are calculated using the stock price as of the date of grant assuming probable performance at the time of the grant. Adjustments have been made using the stock price and performance accrual modification as of year-end and as of the date of vesting. Time-based RSU grant date fair values are calculated using the stock price as of the date of grant. Adjustments have been made using the stock price as of year-end and as of the date of vesting.

Column (f): For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of SeaWorld for the measurement periods ending on December 31 of each of 2022, 2021 and 2020, respectively.

Column (g): For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of the S&P Midcap 400 Index, as used in our performance graph pursuant to Item 201(e) of Regulation S-K contained in our Annual Report on Form 10-K ("Peer Group TSR") for the measurement periods ending on December 31 of each of 2022, 2021 and 2020, respectively.

Column (h): Reflects “Net Income” in our Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021 and 2020.

Column (i): Our Company-selected Measure is Adjusted EBITDA which is described below.

Relationship between Pay and Performance

Below are graphs showing the relationship of “compensation actually paid” to our Chief Executive Officer and other named executive officers in 2022, 2021 and 2020 to (i) TSR of both SeaWorld and the S&P Midcap 400 Index, (ii) SeaWorld’s net income and (iii) SeaWorld’s Adjusted EBITDA.

CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement, varying levels of projected and actual achievement of performance goals and accounting assumptions. For a discussion of how our Compensation Committee assessed our performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2021 and 2020.

Compensation Actually Paid vs. Seaworld and Peer Group TSR

Compensation Actually Paid vs. Seaworld Net Income

Compensation Actually Paid vs. Seaworld Adjusted EBITDA

Listed below are the financial and non-financial performance measures which in our assessment represent the most important performance measures we use to link CAP to our named executive officers to company performance for 2022. For a discussion of how our Compensation Committee assessed our performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2021 and 2020.

Performance Measure	Type of Measure	Description
Adjusted EBITDA	Financial

Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) plus (i) income tax provision (benefit), (ii) loss on extinguishment of debt, (iii) interest expense, consent fees and similar financing costs, (iv) depreciation and amortization, (v) equity-based compensation expense, (vi) certain non-cash charges/credits including those related to asset disposals and self-insurance reserve adjustments, (vii) certain business optimization, development and strategic initiative costs, (viii) merger, acquisition, integration and certain investment costs, and (ix) other nonrecurring costs including incremental costs associated with the COVID-19 pandemic or similar unusual events.

Total Revenue	Financial	Our total revenue as reported for fiscal year 2020-2022.
Total Revenue per Capita	Financial	Total revenue per capita is defined as total revenue divided by attendance, both as reported for fiscal year 2020-2022.
Guest Satisfaction (GSAT)	Non-Financial	Our ongoing measurement of GSAT using a variety of in-park and online survey tools.

Director Compensation for Fiscal 2022

The following table summarizes all compensation for our non-employee directors for fiscal year 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Ronald Bension(3)	—	356,335	356,335
James Chambers(4)	—	400,641	400,641
William Gray(5)	—	424,470	424,470
Timothy J. Hartnett(6)	—	468,546	468,546
Charles Koppelman(7)	—	357,625	357,625
Yoshikazu Maruyama(8)	—	367,361	367,361
Thomas Moloney(9)	—	369,293	369,293
Neha Jogani Narang(10)	—	325,337	325,337
Scott Ross(11)	—	559,051	559,051
Kimberly Schaefer(12)	—	376,221	376,221

(1)
Once per calendar year, each Outside Director may timely elect to receive any or all cash compensation paid in DSUs or immediately vesting RSUs in lieu of cash. All directors elected to receive DSUs or RSUs in lieu of cash for 2022. The amount of DSUs or RSUs granted were calculated using the equivalent applicable quarterly payment amount divided by the grant date previous day closing price.
(2)
Amounts included in this column reflect the aggregate grant date fair value of DSUs or RSUs granted during fiscal year 2022, calculated in accordance with ASC Topic 718. The assumptions used in the valuation are discussed in Note 18: “Equity-Based Compensation” to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022. As of December 31, 2022: each of Messrs. Bension, Chambers, Maruyama, Moloney, Hartnett and Mmes. Schaefer and Narang owned 3,935 unvested DSUs; and Messrs. Ross and Gray owned 3,935 unvested RSUs.
(3)
In addition to an annual retainer of $90,000, Mr. Bension received (a) a fee of $10,000 for his service as a member of the Audit Committee; (b) a fee of $15,000 for his service as a member of the Revenue Committee; (c) fees of $40,000 for his service on special committees; and (d) meeting fees of $22,000 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2022 quarterly retainer payments (as discussed in footnote (1)) was $176,348.
(4)
In addition to an annual retainer of $90,000, Mr. Chambers received (a) a fee of $15,000 for his service as a member of the Compensation Committee; (b) a fee of $25,000 for his service as Chairperson of the Nominating and Corporate Governance Committee; (c) a fee of $15,000 for his services as a member of the Revenue Committee; (d) a fee of $42,500 for his service on special committees; and (e) meeting fees of $34,000 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2022 quarterly retainer payments (as discussed in footnote (1)) was $220,654.
(5)
In addition to an annual retainer of $90,000, Mr. Gray received (a) a fee of $20,000 for his service as a member of the Audit Committee; (b) a fee of $15,000 for his services as a member of the Nominating and Corporate Governance Committee; (c) a fee of $15,000 for his services as a member of the Revenue Committee; (d) fees of $65,412 for his service on special committees; and (e) meeting fees of $40,000 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2022 quarterly retainer payments (as discussed in footnote (1)) was $244,483.

(6)
In addition to an annual retainer of $145,342 including a pro-rated retainer of $55,342 for his service as Lead director, Mr. Hartnett received (a) a fee of $20,000 for his service as a member of the Audit Committee; (b) fees of $81,951 for his service on special committees; and (c) meeting fees of $42,000 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2022 quarterly retainer payments (as discussed in footnote (1)) was $288,559.
(7)
In addition to an annual retainer of $90,000, Mr. Koppelman received (a) a fee of $15,000 for his service as a member of the Nominating and Corporate Governance Committee; (b) a fee of $15,000 for his services as a member of the Revenue Committee; (c) fees of $40,000 for his service on special committees; and (d) meeting fees of $34,000 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2022 quarterly retainer payments (as discussed in footnote (1)) was $177,638. Mr. Koppelman passed away on November 25, 2022 and forfeited his 2022 Annual Award on such date.
(8)
In addition to an annual retainer of $90,000, Mr. Maruyama received (a) a fee of $25,000 for his service as Chairman of the Revenue Committee; (b) a fee of $15,000 for his service as a member of the Compensation Committee (c) a fee of $20,000 for his service on a special committee; and (d) meeting fees of $38,000 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2022 quarterly retainer payments (as discussed in footnote (1)) was $187,374.
(9)
In addition to an annual retainer of $90,000, Mr. Moloney received (a) a fee of $30,000 for his service as Chairman of the Audit Committee; (b) a fee of $15,000 for his services as a member of the Compensation Committee; (c) a fee of $15,000 for his service on a special committee; and (d) meeting fees of $40,000 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2022 quarterly retainer payments (as discussed in footnote (1)) was $189,306.
(10)
In addition to an annual retainer of $90,000, Ms. Narang received (a) a fee of $15,000 for her service on the Revenue Committee; (b) a fee of $35,000 for her service on special committees; and (c) meeting fees of $6,000 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2022 quarterly retainer payments (as discussed in footnote (1)) was $145,350.
(11)
In addition to an annual retainer of $215,000 for his service as Chairman of the Board, Mr. Ross received (a) a fee of $15,000 for his service as a member of the Revenue Committee; (b) a fee of $15,000 for his service as a member of the Nominating and Corporate Governance Committee; (c) a fee of $25,000 for his service as Chairperson of the Compensation Committee; (d) fees of $72,500 for his service on special committees; and (e) meeting fees of $38,000 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2022 quarterly retainer payments (as discussed in footnote (1)) was $379,064.
(12)
In addition to an annual retainer of $90,000, Ms. Schaefer received (a) a fee of $15,000 for her service on the Revenue Committee; (b) fees of $55,000 for her service on special committees; (c) a fee of $15,000 for her service as a member of the Audit Committee; and (d) meeting fees of $22,000 as discussed under “Outside Director Compensation Policy- Cash Compensation.” The grant date fair value of the equity issued related to these 2022 quarterly retainer payments (as discussed in footnote (1)) was $196,234.

Outside Director Compensation Policy

Cash Compensation

Under the Outside Director Compensation Policy, each non-employee director was entitled to receive annual cash retainers, which were paid quarterly, for service in 2022 to the extent they served in the following positions. The Director Compensation Policy provides that any or all of the above referenced cash compensation may be paid in DSUs or immediately vesting RSUs if a timely election is made by the Outside Director. All directors elected to receive DSUs or RSUs in lieu of cash for 2022. The amount of DSUs or RSUs granted were calculated using the equivalent applicable quarterly payment amount divided by the closing price of a share of common stock of the Company on the date immediately prior to the date the cash payment would have otherwise been made.

Position	2022 Annual Cash Retainer
Chairperson of the Board of Directors	$215,000
Member of the Board of Directors other than the Chairperson of the Board of Directors	$90,000
Lead Director	$100,000
Audit Committee Chairperson	$30,000
Compensation Committee Chairperson	$25,000
Nominating and Corporate Governance Committee Chairperson	$25,000
Revenue Committee Chairperson	$25,000
Special/Ad Hoc Committee Chairperson*	$30,000
Audit Committee Member	$20,000
Compensation Committee Member	$15,000
Nominating and Corporate Governance Committee Member	$15,000
Revenue Committee Member	$15,000
Special/Ad Hoc Committee Member*	$20,000

*May be such other amounts as may be determined by the Board of Directors upon establishment of the Special/Ad Hoc Committee

To recognize the significant contributions and time required of directors, the Outside Director Compensation Policy provides for a meeting fee of $2,000 per meeting for each Outside Director that attends more than 12 meetings in a calendar year. During 2022, the Board met 34 times in order to respond to macroeconomic factors.

Equity Compensation

The Outside Director Compensation Policy provides that equity awards to non-employee directors will take the form of DSUs or, if timely elected, RSUs payable in shares of our common stock upon settlement. Each DSU awarded to non-employee directors represents the right to receive one share of our common stock in the future. The DSUs will be paid out beginning (a) for awards granted before our annual meeting of stockholders in 2019, one year after the non-employee director leaves the Board, or, if earlier, upon the death of the director or (b) for awards granted on or after our annual meeting of stockholders in 2019, three months after the non-employee director leaves the Board, or six months after the non-employee director leaves the Board if such director is considered a specified employee under 409A of the Internal Revenue Code.

In 2022, non-employee directors were eligible to receive all types of equity awards (except incentive stock options) under our 2017 Omnibus Incentive Plan including discretionary awards not covered under the Outside Director Compensation Policy. The Outside Director Compensation Policy provided in 2022 that on the date of the annual meeting of stockholders, (i) each non-employee director would be granted an annual award of DSUs or if timely elected, RSUs under the 2017 Omnibus Incentive Plan having a Fair Market Value (as defined in the 2017 Omnibus Incentive Plan) equal to $180,000 and (ii) each new non-employee director to our Board of Directors, would be granted an initial award of DSUs or if timely elected, RSUs having a Fair Market Value equal to $180,000 prorated based upon their date of election.

In accordance with our Amended and Restated Outside Director Compensation Policy, each annual equity award granted to our non-employee directors will vest 100% on the day before the next annual meeting of stockholders of the Company occurring after the date of grant, subject to the non-employee director’s continued service through such date. Notwithstanding the vesting schedule described above, the vesting of all equity awards granted to a non-employee director in 2022 will vest in full upon a “change in control” (as defined in the 2017 Omnibus Incentive Plan).

Stock Ownership Guidelines

In order to align directors and stockholder interests, the Company has adopted stock ownership guidelines for our directors. The Company’s stock ownership guidelines provide that each director is required to hold shares of common stock with a value at least equal to five times the director’s annual cash retainer. If a director is not in compliance with the stock ownership guidelines, the director is required to maintain ownership of at least 50% of the net after-tax shares acquired from the Company pursuant to any equity-based awards received from the Company, until such individual’s stock ownership requirement is met. This retention requirement only applies to net after-tax shares acquired from the Company after the date of initial adoption of the stock ownership guidelines in 2014. Because an individual covered by the stock ownership guidelines must retain a percentage of net after-tax shares acquired from Company equity-based awards until such individual satisfies the specified guideline level of ownership, there is no minimum time period required to achieve the specified guideline level of ownership. The Company also has stock ownership guidelines applicable to executives. See “Executive Compensation ― Executive Compensation Governance Practices ―Stock Ownership Guidelines.”

Ownership of Securities

The following table and accompanying footnotes set forth information regarding the beneficial ownership of our common stock as of April 18, 2023 by: (1) each person known to us to beneficially own more than 5% of our common stock, (2) each of the named executive officers, (3) each of our directors and (4) all of our directors and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

As of April 18, 2023, there were 63,886,889 shares of our common stock outstanding.

Name of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Beneficial Owners of More than 5%
Hill Path Capital LP(1)	27,205,306	42.6%
Barrow Hanley Global Investors(2)	4,812,966	7.5%
The Vanguard Group(3)	3,952,836	6.2%
Directors and Named Executive Officers:
Marc G. Swanson(4)(5)(6)(9)	169,669	*
Michelle (Chelle) Adams(4)(5)(6)(9)	63,538	*
Elizabeth C. Gulacsy(6)	46,318	*
Dr. Christopher (Chris) Dold(4)(6)	60,710	*
Christopher (Chris) Finazzo(4)(5)(6)	25,194	*
Daniel (Dan) Mayer(4)(5)(6)	7,063	*
George Anthony (Tony) Taylor(4)(5)(6)(9)	157,918	*
Ronald Bension(7)	19,053	*
James Chambers(7)	15,207	*
William Gray(7)(8)	50,223	*
Timothy Hartnett(7)	10,903	*
Yoshikazu Maruyama(7)	15,000	*
Thomas Moloney(7)(10)	34,753	*
Neha Jogani Narang(7)	5,374	*
Scott Ross(7)(8)	37,362	*
Kimberly Schaefer(7)	116	*
All current directors and executive officers as a group (19 persons)(4)(5)(6)(7)(8)(9)(10)(11)	712,224	1.1%

* Less than 1%.

(1)
Information regarding Hill Path Capital LP (“Hill Path”) is based solely on a Schedule 13D filed by Hill Path with the SEC on November 14, 2022. Hill Path owns 27,205,306 shares of our common stock and certain affiliated entities as follows: 5,885,065 shares of our common stock held by Hill Path Capital Partners LP (“Hill Path Capital”); 176,201 shares of our common stock held by Hill Path Capital Co-Investment Partners LP (“Hill Path Co-Investment”); 1,334,162 shares of our common stock held by Hill Path Capital Partners-H LP (“Hill Path H”); 6,109,961 shares of our common stock held by Hill Path Capital Partners Co-Investment E LP (“Hill Path E”); 402,017 shares of our common stock held by Hill Path Capital Partners Co-Investment E2 LP (“Hill Path E2”); 83,900 shares of our common stock held by Hill Path Capital Partners Co-Investment S LP (“Hill Path S”); 10,518,006 shares of our common stock held by HEP Fund LP (“HEP Fund”); and 2,695,994 shares of our common stock held by HM Fund LP (“HM Fund”). Hill Path Capital Partners GP LLC (“Hill Path GP”) is the general partner of each of Hill Path Capital, Hill Path Co-Investment and Hill Path H. Hill Path Capital Partners E GP LLC (“Hill Path E GP”) is the general partner of each of Hill Path E and Hill Path E2. Hill Path Capital Partners S GP LLC (“Hill Path S GP”) is the general partner of Hill Path S. HE GP LLC (“HE GP”) is the general partner of HEP Fund. HM GP LLC (“HM GP”) is the general partner of HM Fund. Hill Path Investment Holdings LLC (“Hill Path Investment Holdings”) is the managing member of each of Hill Path GP, Hill Path E GP, Hill Path S GP, HE GP and HM GP. Hill Path is the investment manager of each of Hill Path Capital, Hill Path Co-Investment, Hill Path H, Hill Path E, Hill Path E2, Hill Path S, HEP Fund and HM Fund. Hill Path Holdings LLC (“Hill Path Holdings”) is the general partner of Hill Path. Scott Ross is the managing partner of each of Hill Path Investment Holdings, Hill Path and Hill Path Holdings.

Amount reported in the table above excludes 37,362 shares of our common stock and 24,297 DSUs held directly by Mr. Ross.

Mr. Ross disclaims beneficial ownership of the shares beneficially owned by the Hill Path entities except to the extent of his pecuniary interest therein.

The address of the Hill Path entities and Mr. Ross is 150 East 58th Street, 32nd Floor, New York, New York 10155.

(2)
Information regarding Barrow Hanley Global Investors (“Barrow Hanley”) is based solely on a Schedule 13G filed by Barrow Hanley with the SEC on February 15, 2023. Barrow Hanley reported sole voting power with respect to 2,546,147 shares, shared voting power with respect to 2,266,819 shares and sole dispositive power with respect to 4,812,966 shares. The address of Barrow Hanley is 2200 Ross Avenue, 31st Floor, Dallas, TX 75201.
(3)
Information regarding The Vanguard Group (“Vanguard Group”) is based solely on a Schedule 13G/A filed by Vanguard Group with the SEC on February 9, 2023. Vanguard Group reported shared voting power with respect to 54,450 shares, sole dispositive power with respect to 3,856,371 shares and shared dispositive power with respect to 96,465 shares. The address of Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)
Does not include performance vesting restricted stock units held by officers and received as part of their equity compensation as follows: Mr. Swanson, 59,611 PSUs; Ms. Adams, 41,833 PSUs; Dr. Dold, 30,658 PSUs; Mr. Finazzo, 25,299 PSUs; Mr. Mayer, 5,634 PSUs; Mr. Taylor, 43,336 PSUs; and other officers, 33,734 PSUs.
(5)
Does not include time vesting restricted stock units held by officers and received as part of their equity compensation as follows: Mr. Swanson, 4,019 RSUs; Ms. Adams, 24,231 RSUs; Mr. Finazzo, 52,565 RSUs; Mr. Mayer, 4,575 RSUs; Mr. Taylor, 2,297 RSUs; and other officers, 46,971 RSUs.
(6)
Includes shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 18, 2023, as follows: Mr. Swanson, 8,624 shares; Ms. Adams 12,115 shares; Ms. Gulacsy, 2,379 shares; Dr. Dold, 9,674 shares; Mr. Finazzo, 7,081 shares; Mr. Mayer, 600 shares; Mr. Taylor, 50,381 shares; and other officers, 20,376 shares.
(7)
Does not include DSUs granted to directors for the equity portion of their annual or quarterly compensation as follows: Mr. Bension, 29,743 DSUs; Mr. Chambers, 17,144 DSUs; Mr. Gray, 16,261 DSUs; Mr. Hartnett, 19,041 DSUs; Mr. Maruyama, 30,071 DSUs; Mr. Moloney, 29,867 DSUs; Ms. Narang, 21,246 DSUs; Mr. Ross 24,297 DSUs; and Ms. Schaefer, 15,843 DSUs.
(8)
Includes RSUs granted to directors which will convert to stock on or within 60 days after April 18, 2023, as follows: Mr. Gray, 3,935 RSUs; and Mr. Ross, 3,935 RSUs.
(9)
Includes RSUs granted to officers which will convert to stock on or within 60 days after April 18, 2023, as follows: Mr. Swanson, 1,339 shares; Mr. Taylor, 765 shares; Ms. Adams, 12,115 shares; and other officers, 4,575 shares.
(10)
Consists of (i) 6,000 shares of common stock held jointly by Mr. Moloney and his spouse and (ii) 28,753 shares of common stock held individually by Mr. Moloney.
(11)
Represents ownership by all current directors and executive officers.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who beneficially own more than 10% of a company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors, the chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such reports and written representations from our executive officers, and directors, we believe that our executive officers, directors and Hill Path complied with all Section 16(a) filing requirements during 2022 except that Christopher Finazzo and Michelle Adams did not timely file one Form 4 each during the period. A Form 4 filed on August 12, 2022 for one transaction for Ms. Adams was due on August 10, 2022 and was delinquent due to a processing delay. A delinquent Form 4 filed on April 18, 2022 for one transaction for Mr. Finazzo was due on March 2, 2022 and was delinquent due to a processing error.

Transactions with Related Persons

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE. Under this policy:

•
any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the Board of Directors composed solely of independent directors who are disinterested or by the disinterested members of the Board of Directors; and
•
any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

•
management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;
•
management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;
•
management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and
•
management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the NYSE and the Code of Business Conduct and Ethics.

Transactions with Certain Stockholders

In May 2019, Hill Path Capital LP (“Hill Path”) and certain of its affiliates purchased 13,214,000 shares of our common stock that had been pledged by a former significant stockholder and subsequently foreclosed on by such stockholder’s lenders (the “HP Purchase”).

Hill Path Stockholders Agreement

In connection with the HP Purchase, the Company entered into a stockholders agreement with Hill Path (the “Hill Path Stockholders Agreement”). Under the Hill Path Stockholders Agreement, for so long as Hill Path owns at least 5% of the Company’s outstanding common stock, it will have the right to designate a number of individuals as directors (the “Hill Path Designees”) in proportion to its share ownership, provided that the maximum number of Hill Path Designees shall not exceed three. Scott Ross and James Chambers are each currently a Hill Path Designee.

The Hill Path Stockholders Agreement generally requires Hill Path to vote all of its shares in excess of 24.9% of the total outstanding shares of the Company, in its sole discretion, either (i) affirmatively in favor of the Board of Directors’ recommendation (or, in the case of director elections, in favor of each person nominated by the Board of Directors or the Nominating and Corporate Governance Committee) or (ii) in the same proportion as the shares owned by other stockholders are voted.

The Hill Path Stockholders Agreement requires Hill Path to not transfer any shares of the Company unless it is a “Permitted Transfer” as defined in the Hill Path Stockholders Agreement. In addition, other than in an underwritten public offering or underwritten or registered block trade, or a Permitted Transfer, Hill Path is not permitted to transfer shares of the Company to certain restricted entities or, to the knowledge of Hill Path or its broker, a person or group who is a 25% stockholder or who would thereby become a 25% stockholder.

The Hill Path Stockholders Agreement includes a customary standstill provision that expired 15 days prior to the expiration of the advance notice deadline for the Company’s 2020 annual meeting. In addition, for so long as the Hill Path Stockholders Agreement is in effect, the Hill Path Stockholders Agreement prohibits Hill Path and its affiliates from, among other things, acquiring or proposing to acquire securities of the Company if, after giving effect to such acquisition, Hill Path and its affiliates would own an amount in excess of 34.9% of the Company’s outstanding shares of common stock (or 39.9% if permitted under the Company’s indebtedness).

In connection with any acquisition transaction involving more than 50% of the Company’s equity securities, assets, revenues or net income, Hill Path has agreed that the price per share received by Hill Path in connection with the acquisition transaction shall be identical to the price per share received by other stockholders. If the form of consideration per share received by Hill Path is not identical to the form of consideration per share received by other stockholders, the Hill Path Designees shall recuse themselves from the consideration, evaluation and other processes of the Board or any duly authorized committee thereof with respect to the acquisition transaction.

The Hill Path Stockholders Agreement will terminate when Hill Path and its affiliates, in the aggregate, hold less than 5% of the Company’s common stock.

Hill Path Registration Rights Agreements

In connection with the HP Purchase, the Company also entered into a registration rights agreement (the “Hill Path Registration Rights Agreement”) with Hill Path and certain of its affiliates. The Hill Path Registration Rights Agreement provides that, subject to the transfer restrictions set forth in the Hill Path Stockholders Agreement, Hill Path has customary “demand” and “piggyback” registration rights. The Hill Path Registration Rights Agreement also requires the Company to pay certain expenses relating to such registrations and to indemnify the registration rights holders against certain liabilities under the Securities Act.

Hill Path Undertaking Agreement

In connection with the HP Purchase, the Company also entered into an amended and restated undertaking agreement with Hill Path, Scott Ross and James Chambers (the “Hill Path Undertaking Agreement”). Pursuant to the Hill Path Undertaking Agreement, Scott Ross and James Chambers will, subject to and in accordance with the terms of the Hill Path Undertaking Agreement, be permitted to and may provide information to certain personnel of Hill Path and certain of Hill Path’s advisors. The undertakings of Hill Path, Scott Ross and James Chambers pursuant to the Hill Path Undertaking Agreement are effective for 12 months following the date on which there is no director serving on the Board who is designated by Hill Path.

Repurchase of Securities

As market conditions warrant, we and our major stockholders, including Hill Path and its affiliates, may from time to time, depending upon market conditions, seek to repurchase our debt securities or loans in privately negotiated or open market transactions, by tender offer or otherwise.

STOCKHOLDER Proposals for the 2024 Annual Meeting

If any stockholder wishes to propose a matter for consideration at our 2024 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, SeaWorld Entertainment, Inc., 6240 Sea Harbor Drive, Orlando, FL 32821. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2024 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before December 29, 2023. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our bylaws permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2024, you must submit a timely notice in accordance with the procedures described in our bylaws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2024, such a proposal must be received on or after February 14, 2024, but not later than March 15, 2024. In the event that the date of the Annual Meeting of Stockholders to be held in 2024 is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the Annual Meeting of Stockholders to be held in 2024 and not later than the 90th day prior to such Annual Meeting of Stockholders to be held in 2024 or 10 calendar days following the day on which public announcement of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our bylaws. The proxy solicited by the Board for the 2024 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2024.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting G. Anthony (Tony) Taylor, 6240 Sea Harbor Drive, Orlando, Florida 32821, (407) 226-5011.

Other Business

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

G. Anthony (Tony) Taylor
Corporate Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.seaworldentertainment.com) and click on “SEC Filings” under the “Investor Relations” heading.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2022, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Corporate Secretary

SeaWorld Entertainment, Inc.

6240 Sea Harbor Drive

Orlando, Florida 32821

s. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN

AND

DATED. The Board of Directors

recommends you vote FOR the following: 1. To elect the ten director nominees. Nominees For Against Abstain 1a. Ronald Bension 1b. James Chambers 1c. William Gray 1d. Timothy Hartnett 1e. Charles Koppelman 1f. Yoshikazu Maruyama 1g. Thomas E. Moloney 1h. Neha Jogani Narang 1i. Scott Ross 1j. Kimberly Schaefer The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2021. 3. Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers. NOTE: To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 00000512433_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Friday June 11, 2021:The Proxy Statement and 2020 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ending December31, 2020 are available at www.proxyvote.com SEAWORLD ENTERTAINMENT, INC. Annual Meeting of Stockholders June 11, 2021 11:00 AM, EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Marc G. Swanson, G. Anthony (Tony) Taylor and Harold Herman, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SEAWORLD ENTERTAINMENT, INC. held of record by the stockholder(s) at the close of business on April 15, 2021 that the stockholder(s) is/are entitled to vote if personally present on all other matters properly coming before the Annual Meeting of Stockholders to be held at 11:00AM, EDT on June 11, 2021, at www.virtualshareholdermeeting.com/SEAS2021, and any adjournment or postponement thereof. The stockholder(s) hereby acknowledge(s) receipt of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement. The on reverse side 0000512433_2 R1.0.0.177